UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Carrizo Oil & Gas, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Meeting

of Shareholders and Proxy Statement

Carrizo Oil & Gas, Inc.

Tuesday, May 22, 2018 at 1:30 p.m., Houston Time

Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor,

Houston, Texas 77002

Carrizo Oil & Gas, Inc. 500 Dallas Street, Suite 2300 Houston, Texas 77002

April 23, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. to be held at 1:30 p.m., Central time, on Tuesday, May 22, 2018, at Heritage Plaza, The Plaza Conference Room, located at 1111 Bagby Street, 1st Floor, Houston, Texas 77002.

On or about April 23, 2018, we will mail to our shareholders of record, as of March 23, 2018, a Notice of Annual Meeting of Shareholders, our proxy statement, form of proxy card and our 2017 Annual Report to Shareholders.

The Notice of Annual Meeting of Shareholders and the proxy statement describe the matters to be acted upon during the meeting. We also encourage you to read our 2017 Annual Report to Shareholders.

We urge you to participate in the annual meeting and hope you will find it convenient to attend in person. Whether or not you expect to attend, we encourage you to vote promptly. It is important to assure representation of your shares at the meeting and the presence of a quorum. You may vote your shares by internet, by telephone or by mail. Instructions regarding all three methods of voting are provided in our proxy statement and on the proxy card. If you hold your shares through an account with a broker, bank, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support and continued interest in Carrizo Oil & Gas, Inc.

Sincerely,

S.P. Johnson IV
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc.

Date:	Time:	Place:
Tuesday, May 22, 2018	1:30 p.m., Central time	Heritage Plaza, The Plaza Conference Room, 1111 Bagby Street, 1st Floor, Houston, Texas 77002

Items of Business

1.	To elect eight members to the Board of Directors to serve until the 2019 Annual Meeting of Shareholders, until their successors are elected and qualified or until the earlier of their death, resignation or removal.

2.	To approve, in an advisory vote, the compensation of the Company’s named executive officers.

3.	To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of the Company’s common stock (i) either as dividends on, or upon the redemption of, the Company’s 8.875% redeemable preferred stock and (ii) upon the exercise of common stock purchase warrants issued in connection with such preferred stock.

4.	To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

5.	To transact such other business as may properly come before the meeting.

The Company has fixed the close of business on March 23, 2018, as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, even if you plan to attend the meeting, you are requested to read the proxy materials and to vote by internet, by telephone or by mail using the instructions on the proxy card, or in the manner prescribed by your broker or other nominee, as soon as possible. The proxy materials were first made available to shareholders on or about April 23, 2018.

By Order of the Board of Directors,

Marcus G. Bolinder
Corporate Secretary
April 23, 2018

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 22, 2018. Our proxy statement and the accompanying form of proxy are attached. Our financial and other information is contained in our 2017 Annual Report to Shareholders. This proxy statement and our 2017 Annual Report to Shareholders are also available at www.proxypush.com/CRZO.

Cast Your Vote Right Away

YOUR VOTE IS IMPORTANT: Whether you plan to attend the Annual Meeting or not, please vote your shares by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend in person, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Annual Meeting.

Even if you plan to attend the Annual Meeting, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instructions accessible and follow the instructions. If your shares are held in the name of a broker or other nominee, follow the voting instructions you receive from such broker or other nominee to vote your shares.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxypush.com/CRZO	Dial toll-free 24/7 1-866-895-6815 or the number provided by your broker or other nominee	Cast your ballot, sign your proxy card and send by free post

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QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company,” “Carrizo” or “we”), for use at its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and as described below.

Why did you provide these proxy materials to me?

We are providing these proxy materials to you because you were either a registered holder or the beneficial owner of issued and outstanding shares of capital stock of the Company at the close of business on the record date and therefore you or your broker or other nominee are entitled to receive notice of, and to vote on all matters at, the Annual Meeting and any adjournments thereof. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the matters outlined in the Notice of Annual Meeting of Shareholders, including the election of eight director nominees, a non-binding shareholder advisory vote to approve the compensation of the Company’s named executive officers, the issuance of shares of common stock, par value $0.01 per share (“Common Stock”) of the Company (i) either as dividends on, or upon redemption of, the

Company’s 8.875% redeemable preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) upon the exercise of common stock purchase warrants issued in connection with the Preferred Stock (the “Warrants”) and ratification of the appointment of EY as the Company’s independent registered public accounting firm. Management will be available to respond to questions from shareholders.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, you will be voting on four proposals:

Proposal 1. To elect eight members to the Board of Directors to serve until the 2019 Annual Meeting of Shareholders, until their successors are elected and qualified or until the earlier of their death, resignation or removal.

Proposal 2. To approve, in an advisory vote, the compensation of the Company’s named executive officers.

Proposal 3. To approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of Common Stock (i) either as dividends on, or upon redemption of, the Preferred Stock and (ii) upon the exercise of the Warrants (the “NASDAQ Marketplace Rule Proposal”).

Proposal 4. To ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

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How does the Board recommend that I vote?

Proposal 1. The Board of Directors recommends that shareholders vote “FOR” the election of the eight nominees for director.

Proposal 2. The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal 3. The Board of Directors recommends that shareholders vote “FOR” the approval of the NASDAQ Marketplace Rule Proposal.

Proposal 4. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

What vote is required for a proposal to be approved?

Proposal 1. The affirmative vote of a majority of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director. With respect to the election of directors in an uncontested election, such as that being held at the Annual Meeting, “majority of votes” cast means the number of votes cast “FOR” the election as a director of such nominee exceeds the number of votes cast “AGAINST” such nominee. See also “Corporate Governance and Board Matters—Majority Vote in Director Elections” for additional information regarding election of directors.

Proposal 2. The affirmative vote of the holders of a majority of the shares entitled to vote on and that vote for or against or expressly abstain with respect to the matter is required to approve, on an advisory basis, the proposal relating to the advisory vote on the executive compensation of the Company’s named executive officers. As an advisory vote, the shareholders’ vote on this proposal is not binding on our Board of Directors or the Company. However, we expect that the Compensation Committee will review the voting results on such proposal and give consideration to the outcome when making future decisions regarding compensation of the named executive officers.

Proposal 3. Under NASDAQ rules, the affirmative vote of the holders of a majority of total votes cast on the proposal is required to approve the NASDAQ Marketplace Rule Proposal.

Proposal 4. The affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve the proposal relating to ratification of the Company’s independent registered public accounting firm.

What is a proxy and how will my proxy be voted? What is a proxy statement?

A proxy is another person or entity that you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.

A proxy statement is a document that the United States Securities and Exchange Commission (“SEC”) requires that we make available to you when we ask you to vote your shares at the Annual Meeting.

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Who is entitled to vote at the Annual Meeting?

The holders of record of the issued and outstanding shares of Common Stock of the Company at the close of business on the record date may vote on all matters at the Annual Meeting and any adjournments thereof.

The holders of the Preferred Stock have voting rights only in specified circumstances. Such rights are not currently exercisable. See “Other

Matters-Certain Information regarding Preferred Stock and Warrants”.

On the record date, 82,056,255 shares of Common Stock and 200,000 shares of Preferred Stock of the Company were issued and outstanding. No other class of stock is outstanding.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 23, 2018. The record date is the date on which a shareholder must own shares as of record in order to be eligible for notice of, and to vote at, the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. The record date is fixed by the Board of Directors in accordance with Texas law.

What are the voting rights of the holders of Common Stock?

Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

How do I vote my shares?

Common shareholders that are entitled to vote at the Annual Meeting may do so in person at the Annual Meeting or by proxy submitted by Internet, by telephone or by mail using the instructions set forth on the enclosed proxy card.

Shareholder of Record. If you are a common shareholder of record, you may vote in person at the Annual Meeting or you can give a proxy to be voted at the meeting, over the telephone, by Internet, or by mailing in a proxy card. Please refer to the specific voting instructions set forth on the enclosed proxy card. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Holder. If, like most of our shareholders, you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee will enclose, or explain how you can access, a voting instruction card for you to use in directing the broker or other nominee how to vote your shares. Since a “street name” holder is not the shareholder of record, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or other nominee giving you a right to vote the shares.

What is the difference between a shareholder of record and a “street name” holder?

Shareholder of Record. If your shares are registered directly in your name with Wells Fargo Shareowner Services, the Company’s stock transfer agent, you are considered the “shareholder of record,” or a registered holder, with respect to those shares.

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Street Name Holder. If, like most of our shareholders, your shares are held in a stock brokerage account, by a bank, fiduciary or other custodian, or by another nominee, you are considered the beneficial owner of these shares, and your shares are held in ‘‘street name.’’ In this case, such broker or other nominee is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker or other nominee on how to vote the shares held in your account. If you hold your shares through a broker or other nominee we recommend that you follow the directions provided by your broker or other nominee to provide voting instructions.

How many shares must be present or represented in order to hold and transact business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum, which is required to transact business at the Annual Meeting. Proxies indicating “abstentions” and shares represented by

“broker non-votes” will be counted for purposes of determining whether there is a quorum at the Annual Meeting. The persons appointed as election inspectors will determine whether a quorum exists.

What are broker non-votes and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a broker or other nominee returns a valid proxy card without voting on such proposal because they did not receive voting instructions from the street name owner and do not have discretionary authority to vote the shares on a particular proposal. Shares represented by broker non-votes will not be voted on any proposal for which the broker or other nominee does not have discretionary authority to vote. Such shares will be disregarded in the calculation of “votes cast” with respect to such proposal and therefore will have no effect on the outcome of that proposal (even though those shares may be considered entitled to vote or be voted on other proposals). Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, therefore there may be broker non-votes on any such proposals.

The proposals relating to the election of directors, the advisory vote on executive compensation and the NASDAQ Marketplace Rule Proposal are non-routine proposals for which the broker or other nominee does not have discretionary authority to vote their customers’ shares under applicable stock exchange rules and may result in broker non-votes. The broker non-votes will have no effect on the outcome of these matters.

If you do not instruct your broker or other nominee how to vote your shares, then they may vote your shares in their discretion on any matter for which they have discretionary authority under applicable NASDAQ Stock Market Rules. The proposal relating to the ratification of EY as the Company’s independent registered public accounting firm is a routine proposal for which the broker or other nominee has discretionary authority to vote their customers’ shares under applicable stock exchange rules.

What are abstentions and how will they affect the vote on a proposal?

An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a broker or other nominee holding shares

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for a beneficial owner is present and entitled to vote at the meeting), but such person refrains from voting as to a particular proposal by indicating that he or she “abstains” as to that proposal. Abstentions will not be counted as votes cast either for the election of directors or for the NASDAQ Marketplace Rule Proposal at the Annual Meeting and therefore will have no effect on the election of any nominee or on such proposal. With respect to the proposals relating to the advisory vote on executive compensation and the ratification of EY as the Company’s independent registered public accounting firm, holders that expressly “ABSTAIN” from voting with respect to such proposals will have the same effect as a vote “AGAINST” the proposal.

What happens if I do not specify how I want my shares voted?

As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) “FOR” the election as a director of each nominee listed in this proxy statement; (2) “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) “FOR” the approval of the NASDAQ Marketplace Rule Proposal; (4) “FOR” the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (5) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

As of the date of this proxy statement, the Board of Directors is not aware of any matters that may be brought before the Annual Meeting other than those described above. By submitting a proxy by internet, by telephone or by mail using the instructions on the enclosed proxy card, you give to the persons named in the form of proxy or their substitutes discretionary voting authority with respect to any other business that may properly come before the Annual Meeting, and they intend to vote with respect to any such matters in accordance with their best judgment.

Can I change my mind?

Shareholder of Record. A shareholder of record giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Corporate Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder of record who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

Street Name Holder. If you hold your shares in “street name,” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the persons appointed as election inspectors and published within four business days, via a Form 8-K filed with the SEC and available to the public at the SEC’s internet site at www.sec.gov, following the conclusion of the Annual Meeting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Our Corporate Governance Practices

The Board of Directors and our Nominating and Corporate Governance Committee periodically review our governance practices and regulatory or legislative initiatives related thereto, and adopt practices that enhance our governance and risk profile, including:

•	Annual Election of All Directors.

•	Majority Vote Standard. The Company’s bylaws require a majority voting standard for the election of directors in uncontested elections and related policies regarding director resignation.

•	Separate Chairman of the Board and CEO.

•	Independent Board. Six of the seven non-employee directors of our Board are independent.

•	Lead Independent Director.

•	Independent Board Committees. Each of the Audit, Compensation and Nominating and Corporate Governance committees of the Board is comprised entirely of independent directors.
•	Committee Charters. Each standing committee operates under a written charter that has been approved by the Board.

•	Independent Directors Meet Without Management and Non-Independent Directors.

•

Stock Ownership Guidelines. Named Executive Officers and non-employee directors are required to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the interests of our shareholders.

•

No Hedging Company Securities. No named executive officers or non-employee director of the Company may hedge Carrizo Oil & Gas, Inc. securities, including publicly traded options, puts, calls and short sales.

Leadership Structure

The Board of Directors believes our Company’s current leadership structure, with Mr. S.P. Johnson IV serving as Chief Executive Officer, Mr. Steven A. Webster serving as Chairman of the Board and Mr. F. Gardner Parker serving as Lead Independent Director, is the optimal structure for the Company at this time. From the time that we became a publicly traded company in 1997, the roles of Chairman of the Board and Chief Executive Officer have been held by separate individuals. We believe it is the Chief Executive Officer’s responsibility to lead the Company and the Chairman’s responsibility to lead the Board of Directors. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a separate Chairman who has the responsibility of leading the Board. In addition, by having another director serve as Chairman of the Board, our Chief Executive Officer is able to focus his energy on leading the Company.

Our bylaws provide that the Lead Independent Director will coordinate and moderate executive sessions of the Board of Director’s independent members and serve as the principal liaison between the Chief Executive Officer and the independent directors on topics or issues as requested by a majority of the

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independent directors, any committee of the Board of Directors or the entire Board of the Directors. Our Lead Independent Director can also call meetings of independent directors.

We believe our Chief Executive Officer and our Chairman have an excellent working relationship. We believe this relationship and separation provides strong leadership for the Board of Directors, while also positioning our

Chief Executive Officer as the leader of the Company in the eyes of our employees and other stakeholders. Although the Board has determined that Mr. Webster is not independent under applicable NASDAQ Stock Market Rules, the Board believes that this conclusion does not prevent Mr. Webster from exercising effective leadership in his role as Chairman of the Board and is, in any event, in the best interests of the Company.

Director Independence

The Board has determined that Mr. Parker, Ms. Aldrich Sevilla-Sacasa, Mr. Thomas L. Carter, Jr., Mr. Robert F. Fulton, Mr. Roger A. Ramsey and Mr. Frank A. Wojtek are “independent directors” within the meaning of NASDAQ Listing Rule 5605(a)(2). In making this determination, the Board took into account the transactions between the Company and affiliates of Black Stone Minerals, L.P.

described in “Related Party Transactions—Certain Matters Regarding Mr. Carter.” The Board determined that these transactions did not result in a relationship that interferes with the exercise of Mr. Carter’s independent judgment in carrying out the responsibilities of a director of the Company and therefore did not preclude a determination that Mr. Carter is independent.

Committees of the Board of Directors, Composition and Meetings

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The table below provides the current composition of each standing committee of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
F. Gardner Parker	Chairman	Member
Thomas L. Carter, Jr.	Member		Chairman
Robert F. Fulton		Member	Member
Roger A. Ramsey	Member	Chairman
Frank A. Wojtek			Member
Number of Committee Meetings Held in 2017	8	3	1

Audit Committee

The primary responsibilities of the Audit Committee are to oversee the accounting and financial reporting processes and audit of the financial statements of the Company and to assist the Board of Directors in monitoring (i) the integrity of the financial statements, (ii) the performance, independence and qualifications of the independent registered public accounting firm, (iii) the performance of the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit Committee has sole authority to approve all engagement fees and terms of the independent registered public accounting firm and to establish policies and procedures for

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pre-approval of audit and non-audit services. The Audit Committee also reviews and discusses the annual audited financial statements, the quarterly unaudited financial statements and internal control over financial reporting with management and the independent registered public accounting firm. A copy of the Audit Committee Charter may be found on our website at www.carrizo.com under “About Us - Governance.”

The Board has determined that all of the members of the Audit Committee satisfy the independence standards under the NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. A description of the background and qualifications of each member of the Audit Committee is described above under “Proposal 1. Election of Directors.”

Compensation Committee

The primary responsibilities of the Compensation Committee are (i) to review and approve the compensation of our executive officers and directors, (ii) to oversee and advise the Board on the policies that govern our compensation programs, and (iii) to administer the Company’s incentive compensation plans.

The Compensation Committee is composed entirely of independent directors. The Nominating and Corporate Governance Committee recommended the appointment of these directors to serve on the Compensation Committee after determining that they had the independence, knowledge and skills to accomplish the scope of responsibilities set out in the Compensation Committee’s Charter.

The Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, compensation consultants or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. The Compensation Committee has historically retained an independent compensation consulting firm to provide the Compensation Committee with an analysis of competitive market data and recommendations regarding our executive and director compensation programs.

The Compensation Committee has been appointed by the Board of Directors to administer the 2017 Incentive Plan of Carrizo Oil & Gas, Inc. (the “2017 Incentive Plan”), that was approved at the 2017 Annual Meeting of Shareholders, the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective May 15, 2014 (the “Prior Incentive Plan”), and the Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan (the “Cash SAR Plan”). The Board of Directors has designated a special stock award committee of the Board consisting solely of Mr. Johnson to determine whether and how much to award certain eligible participants, excluding “officers” (as defined in Rule 16a-1 promulgated under Section 16 of the Exchange Act) and non-employee directors, shares of restricted stock, restricted stock units (“RSUs”), options and stock appreciation rights (“SARs”) under the 2017 Incentive Plan, Prior Incentive Plan and the Cash SAR Plan, up to an aggregate grant date or modification date fair value not to exceed $250,000 per individual. A copy of the Compensation Committee Charter may be found on our website at www.carrizo.com under “About Us - Governance.”

Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee include

(i) identifying, evaluating and recommending, for the approval of the entire Board of

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Directors, potential candidates to become members of the Board of Directors, (ii) recommending membership on standing committees of the Board of Directors, (iii) developing and recommending to the entire Board of Directors corporate governance principles and practices for the Company and assisting in the implementation of such policies, and (iv) assisting in the identification, evaluation and recommendation of potential candidates to become officers of the Company.

The Nominating and Corporate Governance Committee reviews the Company’s Code of Ethics and Business Conduct and its enforcement and reviews and recommends to the Board whether waivers should be made with respect to such Code. A copy of the Nominating and Corporate Governance Committee Charter may be found on our website at www.carrizo.com under “About Us -Governance.”

Meetings and Attendance

The Board of Directors held five meetings during 2017 and transacted business on nine occasions during the year by unanimous written consent. During 2017, each director, except Ms. Aldrich Sevilla-Sacasa, attended at least 75% of the aggregate of the total number of Board of Directors’ meetings and of meetings of committees of the Board of Directors on which they served that were held during their service on the Board of Directors. Ms. Aldrich Sevilla-Sacasa was appointed to the Board in March 2018 and is standing for election by shareholders for the first time at the 2018 Annual Meeting.

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings. Additionally, the independent directors periodically meet without management or non- independent directors present at regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director, a majority of the independent directors, any committee of the Board of Directors or the entire Board of the Directors.

The Company does not have a policy regarding director attendance at annual meetings of shareholders. All of the Company’s directors attended the 2017 Annual Meeting of Shareholders in person.

The Board’s Role in Risk Oversight

The Board of Directors generally oversees risk management, and the Chief Executive Officer and other members of executive management generally manage the material risks that we face. The Board of Directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk tolerance.

Responsibility for risk oversight generally rests with the entire Board of Directors. Risks falling within this area would include but are not limited to business ethics, general business and industry risks, operating risks and financial

risks. We have not concentrated responsibility for all risk management in a single risk management officer, but rather rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity, operations and health, safety and environmental. These personnel report to the Board of Directors, as appropriate, regarding material risks and our management of those risks. The Board of Directors monitors the risk management information provided to it and provides feedback to management from time to time.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The standing committees of the Board assist the Board of Directors in managing specific risk areas. The Audit Committee assists the Board of Directors in oversight of the integrity of the Company’s financial statements and various matters relating to our publicly available financial information and our internal auditors and independent registered public accounting firm. The Audit Committee also evaluates related party transactions and potential conflicts of interest. The Audit Committee receives information from our employees and others regarding public disclosure, our internal controls over financial reporting and material violations of law. Certain risks associated with our governance fall within the authority of the Nominating and Corporate Governance Committee, which is responsible for evaluating independence of directors and Board candidates. Risks associated with retaining and incentivizing management fall within the scope of the authority of the Compensation Committee, which assists the Board of Directors in reviewing and administering compensation, benefits, incentive and equity-based compensation plans. These committees receive reports from management periodically regarding management’s assessment of risks and report regularly to the full Board of Directors.

Majority Vote in Uncontested Director Elections

The Company’s bylaws provide that in an election of directors at a meeting of shareholders at which a quorum is present, (a) if the number of nominees exceeds the number of directors to be elected (a “contested election”), the members of the Board of Directors that are elected by shareholders will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting and (b) in an election of directors that is not a contested election (an “uncontested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting. For purposes of the bylaws, in an uncontested election of directors a “majority of votes cast” shall mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The Company’s Code of Ethics and Business Conduct provides that, as a condition to being nominated to continue to serve as a director, whether by the Board of Directors or by shareholder, an incumbent director nominee will agree that if such incumbent director nominee fails to receive the required vote for election to the Board of Directors at the next meeting of the shareholders of the Company at which such nominee faces re-election, he or she will submit to the Board of Directors an irrevocable letter of resignation that would be effective upon, and only in the event that the Board of Directors accepts, such resignation.

The Board of Directors will decide whether to accept or reject such resignation, or whether other action should be taken, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

Code of Ethics and Business Conduct

The Nominating and Corporate Governance Committee developed and recommended to the Board a Code of Ethics and Business Conduct, which the Board has adopted. The

Code of Ethics and Business Conduct is applicable to all employees, officers and directors and satisfies the requirements of NASDAQ Listing Rule 5610. Any waiver of, or

10	CARRIZO OIL & GAS

CORPORATE GOVERNANCE AND BOARD MATTERS

amendment to, the Code of Ethics and Business Conduct of the Company may be approved only by the Board and will be promptly disclosed as required by law, the regulations of the SEC, and the NASDAQ Stock Market Rules. Such waivers will be disclosed promptly by posting to our website. The Nominating and Corporate Governance

Committee also reviews and may recommend to the Board waivers of, or amendments to, the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on the Company’s website at www.carrizo.com under “About Us -Governance.”

Shareholder Communication with the Board of Directors

Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, c/o Corporate Secretary, Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: F. Gardner Parker, Chairman of the Audit Committee, Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002. The Company also has a hotline by which employees can confidentially communicate illegal and unethical activities including concerns or complaints regarding the matters noted above. The phone number is 877-888-0002.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the last completed fiscal year were Messrs. Fulton, Parker and Ramsey. There are no matters relating to interlocks or insider participation that we are required to report.

2018 PROXY STATEMENT	11

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. The Board of Directors possesses and exercises oversight authority over our business, but, subject to our governing documents and applicable law, delegates day-to-day management of the Company to our Chief Executive Officer and our executive management.

Director Nominations Process

In assessing the qualifications of candidates for director, the Nominating and Corporate Governance Committee considers, in addition to qualifications set forth in the Company’s bylaws, each potential nominee’s personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee also considers requirements under the listing standards of the NASDAQ Stock Market for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. The Nominating and Corporate Governance Committee makes recommendations to the Board, which in turn makes the nominations for consideration by the shareholders.

Ms. Aldrich Sevilla-Sacasa was appointed to the Board in March 2018 and is standing for election by shareholders for the first time at the 2018 Annual Meeting. Ms. Aldrich Sevilla-Sacasa was recommended to the Nominating and Corporate Governance Committee by a non-employee director. After considering other candidates and finding that Ms. Aldrich Sevilla-Sacasa was independent under NASDAQ rules, the Nominating and Corporate Governance Committee recommended Ms. Aldrich Sevilla-Sacasa to the full Board, which in turn elected her as a director.

Suggestions for potential nominees for director can come to the Nominating and Corporate Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. The extent to which the Nominating and Corporate Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Nominating and Corporate Governance Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Nominating and Corporate Governance Committee’s discretion. Recognizing the contribution of incumbent directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole, the Nominating and Corporate Governance Committee reviews each incumbent director’s qualifications to continue on the Board in connection with the selection of nominees to take office when that director’s term expires, and conducts a more detailed review of each director’s suitability to continue on the Board following expiration of the director’s term.

In addition, the Nominating and Corporate Governance Committee’s policy is that it will consider candidates for the Board recommended by shareholders. Any such recommendation

12	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

should include the candidate’s name and qualifications for Board membership and should be submitted in writing to the Corporate Secretary, Carrizo Oil & Gas, Inc.,500 Dallas Street, Suite 2300, Houston, Texas 77002, along with:

•	a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

•	a statement that the writer is a shareholder of the Company and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•

the financial and accounting background of the candidate, to enable the Nominating and Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership; and

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Although the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders, it may determine not to recommend that the Board, or the Board may determine not to, nominate those candidates for election to the Board of Directors.

Our Code of Ethics and Business Conduct provides that as a condition to being nominated to continue to serve as a director, whether by the Board or by a shareholder, an incumbent director nominee will agree that if such incumbent director nominee fails to receive the required vote for election to the Board at the next meeting of the shareholders of the Company at which such nominee faces re-election, he or she will submit to the Board an irrevocable letter of resignation that would be effective upon, and only in the event that the Board accepts, such resignation.

The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to the Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure worldwide. For example, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

Director Nominees

The Board of Directors has nominated for election as directors at the Annual Meeting the eight nominees named below. If elected, each nominee will serve until the 2019 Annual Meeting of Shareholders or until their successors have been elected and qualified or until their death, resignation or removal.

The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies on the enclosed proxy card, in the absence of contrary instructions by shareholders, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors.

Each nominee brings a strong and unique background and set of skills to the Board of

2018 PROXY STATEMENT	13

PROPOSAL 1. ELECTION OF DIRECTORS

Directors, giving the Board of Directors as a whole, competence and experience in a wide variety of areas, including corporate governance and board service, executive management, corporate finance and financial markets, investment, the oil and gas industry, and civic leadership. Information regarding the business experience and qualifications of each nominee is provided below. All nominees are currently serving as directors and are standing for re-election by the shareholders, except in the case of Ms. Aldrich Sevilla-Sacasa, who joined our Board of Directors in March 2018 and is a first-time candidate for election.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the election of the eight nominees for director.

14	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

S.P. Johnson IV Age: 62 Director Since: 1993

Principal Occupation

President and Chief Executive Officer, Carrizo Oil & Gas, Inc.

Recent Business Experience

Mr. Johnson has served as our President and Chief Executive Officer since December 1993. Prior to that, he worked for Shell Oil Company for 15 years, where his managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and holds a B.S. in Mechanical Engineering from the University of Colorado.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Reasons for Nomination

Mr. Johnson brings to the Board of Directors extensive experience in oil and gas exploration and production and the energy industry through his roles at the Company and other energy companies. He also brings to the Board extensive knowledge of the Company by virtue of his being a co-founder and long-time director and President and Chief Executive Officer of the Company. Mr. Johnson’s current employment agreement with the Company provides that he will be a director. For more information regarding his employment agreement, please read “Executive Compensation - Employment Agreements.”

Steven A. Webster Age: 66 Director Since: 1993

Principal Occupation

Co-Managing Partner and Co-Chief Executive Officer, Avista Capital Holdings, LP

Recent Business Experience

Mr. Webster has been the Chairman of our Board of Directors since June 1997. Mr. Webster has served as Co-Managing Partner of Avista Capital Partners LP, a private equity firm focused on investments in the energy, healthcare and other business sectors, since he co-founded the firm in July 2005. From January 2000 until June 2005, Mr. Webster served as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which made private equity investments in the energy business. From December 1997 to May 1999, Mr. Webster was the Chief Executive Officer and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and Chief Executive Officer of Falcon Drilling Company, which he founded in 1988. Mr. Webster holds an M.B.A. from Harvard Business School where he was a Baker Scholar. He also holds a B.S. in Industrial Management and an Honorary Doctorate in Management from Purdue University.

Other Current Public Company Directorships

Camden Property Trust

Era Group Inc.

Oceaneering International, Inc.

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Geokinetics, Inc.

Hercules Offshore, Inc.

Hi-Crush Partners LP

SEACOR Holdings, Inc.

Reasons for Nomination

Mr. Webster brings to the Board of Directors experience in, and knowledge of, the energy industry, knowledge of the Company as a co- founder and long-time director, business leadership skills from his tenure as chief executive officer of publicly traded companies and his over 30-year career in private equity and investment activities, and experience as a director of several other public and private companies.

2018 PROXY STATEMENT	15

PROPOSAL 1. ELECTION OF DIRECTORS

F. Gardner Parker Independent Age: 76 Director Since: 2000 Committees: Audit (Chair) and Compensation

Principal Occupation

Private Investor

Recent Business Experience

Mr. Parker has been the Lead Independent Director of our Board of Directors since May 2012. Mr. Parker has been a private investor since 1984. Prior to that, he worked with Ernst & Ernst (now Ernst & Young LLP) for 14 years, seven of which he served as a partner. In the private sector, Mr. Parker is Chairman of the Board of Edge Resources Ltd, an Energy capital fund, Enterprise Offshore Drilling LLC, an offshore drilling service provider, and Norton Ditto, a men’s clothing retailer. He is a graduate of The University of Texas at Austin and is board certified by the National Association of Corporate Directors. Mr. Parker is also a 2011 National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors-a rigorous suite of courses spanning leading practices for boards and committees- and he supplements his skill sets through ongoing engagement with the director community and access to leading practices.

Other Current Public Company Directorships

Sharps Compliance Corp.

Solaris Oilfield Infrastructure, Inc.

Public Company Directorships Within the Past Five Years

Camden Property Trust

Hercules Offshore, Inc.

Triangle Petroleum Corporation

Reasons for Nomination

Mr. Parker brings to the Board of Directors an extensive background in accounting and tax matters, experience as a director on the boards and audit committees of numerous public and private companies, and financial experience through his involvement in structuring private and venture capital investments for the past 30 years.

Frances Aldrich Sevilla-Sacasa Independent Age: 62 Director Since: 2018

Principal Occupation

Private Investor

Recent Business Experience

Ms. Aldrich Sevilla-Sacasa is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and Chief Executive Officer of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla- Sacasa holds a Bachelor of Arts Degree from the University of Miami and an M.B.A. from the Thunderbird School of Global Management.

Other Current Public Company Directorships

Camden Property Trust

Delaware Funds by Macquarie

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Ms. Sevilla-Sacasa brings to the Board of Directors considerable experience in financial services, banking and wealth management. In addition, her experience as a former president and chief executive officer of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

16	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

Thomas L. Carter, Jr. Independent Age: 66 Director Since: 2005 Committees: Audit and Nominating and Corporate Governance (Chair)

Principal Occupation

President, Chairman and Chief Executive Officer,

Black Stone Minerals, L.P.

Recent Business Experience

Mr. Carter has served as President, Chief Executive Officer and Chairman of the general partner of Black Stone Minerals, L.P., a publicly traded mineral acquisition and management company (“BSM”), since its formation in 2014. Mr. Carter is the founder of Black Stone Minerals Company, L.P. (“BSMC”), BSM’s predecessor, and has served as President, Chief Executive Officer and Chairman of its general partner since 1998. Mr. Carter served as Managing General Partner of W.T. Carter & Bro. from 1987 to 1992 and Black Stone Energy Company from 1980 to present, both of which preceded BSMC’s general partner. Mr. Carter founded Black Stone Energy Company, BSMC’s operating and exploration subsidiary, in 1980. From 1978 to 1980, Mr. Carter served as a lending officer in the Energy Department of Texas Commerce Bank in Houston, Texas, after serving in various other roles from 1975. He has served as a Trustee of St. Edward’s University since 2009. Mr. Carter served as a trustee of a nonprofit from 1998 to 2017, including a four-year term as president of the board of trustees from 2013 to 2017, and presently serves as trustee emeritus of such nonprofit. Mr. Carter also serves on the University of Texas at Austin Internal Audit Committee and the University Lands Advisory Board. Mr. Carter received M.B.A. and B.B.A. degrees from the University of Texas at Austin.

Other Current Public Company Directorships

Black Stone Minerals, L.P.

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Carter brings to the Board of Directors extensive knowledge of the oil and gas exploration and production business and knowledge of accounting and finance.

Robert F. Fulton Independent Age: 66 Director Since: 2012 Committees: Compensation and Nominating and Corporate Governance

Principal Occupation

Retired

Recent Business Experience

Mr. Fulton served as President and Chief Executive Officer of Frontier Drilling ASA, an offshore oil and gas drilling and production contractor, from September 2002 through July 2010. From December 2001 to August 2002, Mr. Fulton managed personal investments. Prior to December 2001, Mr. Fulton spent most of his business career in the energy service and contract drilling industry. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he was instrumental in effecting the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and the merger of R&B Falcon Corporation with Cliffs Drilling Company. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Basic Energy Services, Inc.

Reasons for Nomination

Mr. Fulton brings to the Board of Directors extensive knowledge of the oil and gas exploration and production business and accounting and finance gained through his roles in executive positions at numerous public and private companies.

2018 PROXY STATEMENT	17

PROPOSAL 1. ELECTION OF DIRECTORS

Roger A. Ramsay Independent Age: 79 Director Since: 2004 Committees: Audit and Compensation (Chair)

Principal Occupation

Retired

Recent Business Experience

Mr. Ramsey served as Managing Partner of Ramjet Capital Ltd., a private investment firm, from 1999 through January 2013. He served as the Chairman and Chief Executive Officer of MedServe, Inc., a privately held medical waste disposal and treatment company, from 2004 through December 2009. He served as Chairman of the Board of Allied Waste Industries, Inc., a waste recycling, transportation and disposal company, from October 1989 through his retirement in December 1998, and Chief Executive Officer of that company from October 1989 through July 1997. Beginning in 1960, Mr. Ramsey, a certified public accountant, was employed by the international accounting firm of Arthur Andersen LLP. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc., a waste management company, and served as its Vice President and Chief Financial Officer until 1978. Mr. Ramsey also served as a director of WCA Waste Corporation, a waste management company, from June 2004 through March 2012 when the company was taken private. Mr. Ramsey is currently a member of the Board of Trustees at Texas Christian University.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Ramsey brings to the Board of Directors experience and perspective as chief executive officer of several publicly traded and private companies and knowledge of accounting and finance as a director of several public and private companies.

Frank A. Wojtek Independent Age: 62 Director Since: 1993 Committees: Nominating and Corporate Governance

Principal Occupation

President and Director, A-Texian Compressor, Inc.

Recent Business Experience

Mr. Wojtek is a founder and currently the President and a Director of A-Texian Compressor, Inc., a natural gas compression services company, and has served in various capacities with that company since July 2004. In addition, Mr. Wojtek is a landowner and actively manages several ranch properties with oil and gas mineral rights, which total over 34,000 acres in South and West Texas. Mr. Wojtek served as our Chief Financial Officer, Vice President, Secretary and Treasurer from 1993 until August 2003. From 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation, an offshore drilling company. Mr. Wojtek has also held the positions of Vice President, Secretary and Treasurer of Loyd & Associates, Inc., a private financial consulting firm, from 1989 to 2013. Mr. Wojtek held the positions of Vice President and Chief Financial Officer of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles-Alexander International Inc. from 1987 to 1989, and Vice President and Chief Financial Officer of India Offshore Inc. from 1989 to 1992, all of which were companies in the offshore drilling industry. Mr. Wojtek holds a B.B.A. in Accounting with Honors from The University of Texas at Austin.

Other Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Reasons for Nomination

Mr. Wojtek brings to the Board of Directors knowledge of the Company and the energy industry by virtue of his service as a prior executive officer and director of the Company since its founding, experience in accounting and experience in financial executive positions at public and private companies, management experience and knowledge in the oil and gas services industry, as well as knowledge and experience in the industry from a land and mineral owner perspective.

18	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

Director Compensation

The Company’s non-employee director compensation, which is reviewed and approved annually by the Compensation Committee, consists of a combination of cash and equity-based compensation designed to attract and retain qualified individuals to serve on the Board and align the interests of directors with those of our shareholders. In determining the level of non-employee director compensation, the Compensation Committee considers the significant amount of time directors spend fulfilling their duties as well as the competitive market for skilled directors. The annual service period for our directors is the period from one shareholders meeting to the next with cash compensation generally paid on a quarterly basis and equity awards granted upon joining the Board and after each annual shareholder meeting. The Company also reimburses travel, meal and lodging expenses incurred by our non-employee directors to attend Board and committee meetings and director education programs. Mr. Johnson, our President and Chief Executive Officer and only employee director, does not receive additional compensation for serving on the Board.

The Compensation Committee engages Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to annually review non-employee director compensation based on an analysis of the compensation paid to the non-employee directors of companies included in the same compensation peer group used to determine executive compensation.

After considering Pearl Meyer’s 2017 review of non-employee director compensation, in March 2017, the Compensation Committee approved the following non-employee director compensation for the 2017-2018 director term.

2017-2018 Director Term - Annual Cash Retainers and Meeting Attendance Fees

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance

Board Member	$70,000

Chairman of the Board of Directors	120,000

Lead Independent Director	26,500

Committee Chairman		$25,000	$17,500	$10,000

Committee Member		15,000	7,500	3,000

Meeting Attendance	2,500	1,500	1,500	1,000

Meeting Attendance via Teleconference	1,000	500	500	500

Special Meeting Attendance	1,000

Special Meeting Attendance via Teleconference	500

2017-2018 Director Term - Annual Equity Retainers (Fixed Number of RSUs)

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance

Board Member	2,500

Chairman of the Board of Directors	3,900

Lead Independent Director	500

Committee Chairman		1,750	1,050	400

Committee Member		1,050	700	300

2018 PROXY STATEMENT	19

PROPOSAL 1. ELECTION OF DIRECTORS

After considering Pearl Meyer’s 2018 review of non-employee director compensation, in March 2018, the Compensation Committee approved a number of changes to the Company’s non-employee director compensation program for the 2018-2019 director term which will reduce complexity and variability, enhance current and long-term competitiveness of program and align with peer and industry practices. These changes include converting from a fixed share approach to fixed value approach to granting non-employee director equity awards, eliminating board and committee meeting fees and increasing the equity component to 50% of total compensation. The non-employee director compensation for the 2018-2019 director term that was approved by the Compensation Committee in March 2018 is summarized below.

2018-2019 Director Term - Annual Cash Retainers

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance

Board Member	$80,000

Chairman of the Board of Directors	120,000

Lead Independent Director	27,500

Committee Chairman		$37,500	$30,000	$15,000

Committee Member		27,500	20,000	7,500

2018-2019 Director Term - Annual Equity Retainers (Fixed Value of RSUs)

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance

Board Member	$80,000

Chairman of the Board of Directors	120,000

Lead Independent Director	27,500

Committee Chairman		$37,500	$30,000	$15,000

Committee Member		27,500	20,000	7,500

For the 2018-2019 director term, the number of RSUs to be granted to non-employee directors will be based on the annual equity retainer amounts shown in the table above, divided by the closing stock price of our Common Stock on the NASDAQ Global Select Market on the grant date.

2017 Director Compensation

The following table summarizes the cash and equity-based compensation paid to non-employee directors during 2017.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Steven A. Webster	$196,750	$153,024	$349,774

F. Gardner Parker	144,437	130,310	274,747

Frances Aldrich Sevilla-Sacasa(2)	—	—	—

Thomas L. Carter, Jr.	102,500	94,445	196,945

Robert F. Fulton	90,313	83,685	173,998

Roger A. Ramsey	116,063	109,986	226,049

Frank A. Wojtek	80,750	66,948	147,698

(1)

Represents the aggregate grant date fair value of RSUs granted on May 17, 2017 for the 2017-2018 director term computed in accordance with FASB ASC Topic 718. The grant date fair value of $23.91 per share is based on the closing stock price of our Common Stock on the NASDAQ Global Select Market on the May 17, 2017 grant date.

20	CARRIZO OIL & GAS

PROPOSAL 1. ELECTION OF DIRECTORS

(2)

Ms. Aldrich Sevilla-Sacasa was not paid any compensation during 2017, but will receive a cash retainer of $14,000 and a equity retainer of 1,250 RSUs for her service on the Board from March 23, 2018, the date of her appointment through the end of the 2017-2018 director term. The RSUs were granted on April 4, 2018 and will vest on the earlier to occur of (i) the date of the Annual Meeting and (ii) June 30, 2018.

Stock Ownership Guidelines

Non-employee directors must own shares equal to three times their annual cash retainer. Upon appointment as a non-employee director, the individual has a five year period in which to comply with the ownership guidelines. As of March 23, 2018, all non-employee directors were in compliance with the stock ownership guidelines.

2018 PROXY STATEMENT	21

EXECUTIVE OFFICERS

The following table sets forth certain information as of March 23, 2018 with respect to the executive officers.

Executive Officer	Age	Position

S.P. Johnson IV	62	President, Chief Executive Officer and Director

Brad Fisher	57	Vice President and Chief Operating Officer

David L. Pitts	51	Vice President and Chief Financial Officer

Gerald A. Morton	59	General Counsel and Vice President of Business Development

Richard H. Smith	60	Vice President of Land

Gregory F. Conaway	42	Vice President and Chief Accounting Officer

Set forth below is certain background information of each of our executive officers (other than Mr. Johnson, whose background is described above under “Proposal 1. Election of Directors”).

Brad Fisher has served as Vice President and Chief Operating Officer since March 2005. Prior to that time, he served as Vice President of Operations since July 2000 and General Manager of Operations from April 1998 to June 2000. Prior to joining us, Mr. Fisher spent 14 years with Cody Energy and its predecessor Ultramar Oil & Gas Limited where he held various managerial and technical positions, last serving as Senior Vice President of Engineering and Operations. Mr. Fisher holds a B.S. degree in Petroleum Engineering from Texas A&M University.

David L. Pitts has served as Vice President and Chief Financial Officer since August 2014. Mr. Pitts also served as Treasurer from August 2014 to March 2015 and Vice President and Chief Accounting Officer from January 2010 to September 2014. Prior to joining us, he served as an audit partner with Ernst & Young LLP. Prior to his employment at Ernst &Young LLP from 2002 to 2009, Mr. Pitts was a senior manager with Arthur Andersen. Mr. Pitts is a CPA and holds a B.S. in Accounting and Business from Southwest Baptist University.

Gerald A. Morton has served as General Counsel and Vice President of Business Development of the Company since 2008. Prior to joining the Company, Mr. Morton spent 15 years with Pogo Producing Company, where he held various positions including Vice President – Law, Corporate Secretary, and

Senior Vice President for Asia and Pacific operations. Mr. Morton began his oil industry career in 1982 working for Texaco as a geophysicist. Mr. Morton graduated from Brigham Young University with an Engineering Geology degree. He received his MBA in Finance in 1985 and a law degree in 1988, both from the University of Houston.

Richard H. Smith has served as Vice President of Land since August 2006. Prior to joining us, Mr. Smith held the position of Vice President of Land for Petrohawk Energy Corporation from March 2004 through August 2006. Mr. Smith served with Unocal Corporation from April 2001 until March 2004 where he held the position of Land Manager — Gulf Region USA with areas of concentration in the Outer Continental Shelf, Onshore Texas and Louisiana and Louisiana State Waters. From September 1997 until March 2001 Mr. Smith held the position of Land Manager — Gulf Coast Region with Basin Exploration, Inc. Mr. Smith held various land management positions with Sonat Exploration Company, Michel T. Halbouty Energy Co., Pend Oreille Oil & Gas Company and Norcen Explorer, Inc. from the time he began his career in 1980 until the time he joined Basin Exploration. Mr. Smith is a Certified Professional Landman with a B.B.A. in Petroleum Land Management from the University of Texas at Austin.

22	CARRIZO OIL & GAS

EXECUTIVE OFFICERS

Gregory F. Conaway has served as Vice President and Chief Accounting Officer since September 2014. Mr. Conaway joined the Company in July 2011 serving as Assistant Controller — Financial Reporting and served as Controller — Financial Reporting from May 2012 to September 2014. Prior to joining us,

Mr. Conaway worked for Ernst & Young LLP, holding positions of increasing responsibility including senior manager. Mr. Conaway began his career with Arthur Andersen in 1998. Mr. Conaway is a CPA and holds a M.B.A. and B.B.A. in Accounting from Angelo State University.

2018 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the objectives and components of the compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and each of our three other most highly compensated executive officers as of December 31, 2017, whom we collectively refer to in this “Executive Compensation” section as our “Named Executive Officers” and were as follows:

•	S.P. Johnson IV, President, Chief Executive Officer and Director

•	Brad Fisher, Vice President and Chief Operating Officer

•	David L. Pitts, Vice President and Chief Financial Officer

•	Gerald A. Morton, General Counsel and Vice President of Business Development

•	Richard H. Smith, Vice President of Land

This Compensation Discussion and Analysis is divided into four sections:

•	Section 1 - Executive Summary

•	Section 2 - Executive Compensation Program Objectives

•	Section 3 - Executive Compensation Components

•	Section 4 - Tax Considerations of Executive Compensation

Section 1 - Executive Summary

The Compensation Committee oversees our compensation programs. Our compensation programs are designed to specifically address our desire to motivate and retain all of our employees.

Our executive compensation program is designed to pay our Named Executive Officers a significant amount of their compensation in equity of the Company in order to incentivize them to consistently build long-term shareholder value and to align the interests of our executives with those of our shareholders. The following Compensation Discussion and Analysis explains how the Compensation Committee has structured our executive compensation program to achieve these objectives.

Although this section of the proxy statement specifically addresses the compensation program of our Named Executive Officers, we are focused on the compensation of all of our employees and structuring all of our compensation programs to reward behavior that we believe will ultimately increase shareholder value, and the Compensation Committee considers compensation programs of all of our employees with the focus of tying a substantial portion of compensation to the Company’s performance and creation of shareholder value.

2017 Performance Highlights

2017 was a transformational year for the Company as we acquired a large position in the core of the Delaware Basin and divested substantially all of our assets in the Marcellus and Utica and signed purchase and sale agreements to sell substantially all of our

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assets in the Niobrara and a portion of our assets in the Eagle Ford, both of which closed in January 2018. Even considering the divestitures, our management team was able to deliver another year of significant production and reserve growth in 2017.

Summarized below are further details as well as additional key financial and operational highlights that we accomplished during 2017.

•	Increased average daily oil production 34% year- over- year to 34,428 Bbls/d in 2017;

•

Increased our net acreage position in the Delaware Basin to 42,117 net acres at year-end 2017, which included 16,508 net acres associated with an acquisition of properties from ExL Petroleum Management, LLC and ExL Petroleum Operating Inc.;

•

Generated cash proceeds of approximately $197.6 million during 2017 from non-core asset divestitures with an additional $344.3 million received in early 2018, which focused our portfolio of assets in the Eagle Ford and Delaware Basin and provides us with a solid foundation from which to generate long-term growth in reserves and production;

•

Utilized cash proceeds from the divestitures discussed above to redeem $470.0 million of our 7.5% Senior Notes in late 2017 and early 2018 and $50.0 million of our outstanding preferred stock in early 2018;

•	Exited 2017 with a record 261.7 MMBoe of proved reserves, of which 64% was crude oil, a 31% increase from year-end 2016; and

•	Proved developed reserves at year-end 2017 were 109.0 MMBoe, an increase of 19% compared to year-end 2016.

Pay For Performance: Total Shareholder Return

The following graph presents a comparison of total shareholder returns of the Company’s Common Stock, the average returns of our 2016 and 2017 compensation peer groups, and the S&P 500 and Dow Jones U.S. Exploration and Production indexes, assuming an investment of $100 (with reinvestment of all dividends) was invested on December 31, 2012.

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EXECUTIVE COMPENSATION

Although our total shareholder return declined during 2017, we continued to outperform our 2016 and 2017 compensation peer groups over the cumulative five-year period. We view this as a testament to management’s ability to position the Company for success. See “Executive Compensation Program Objectives—Compensation Should Be Benchmarked” for information about our 2016 and 2017 Compensation Peer Groups.

Pay-for-Performance: Significant At-Risk Compensation

The Compensation Committee reviews and adjusts the compensation of our executives each year to ensure continued alignment with the goals and objectives of the Company, as well as motivate executives to maximize long-

term value creation for our shareholders. This has been accomplished by continuing to weight a significant portion our executive compensation towards at-risk, variable compensation.

Effect of Company Performance on Chief Executive Officer Realizable Pay

Our CEO’s variable, at-risk compensation consists of a performance based annual incentive bonus, RSUs, Cash SARs, and performance shares. As such, our CEO’s realizable compensation varies significantly based on the Company’s share price as well as the Company’s performance relative to the annual incentive bonus performance metric targets. Realizable compensation is not a substitute for targeted compensation in evaluating our executive compensation, but we believe it is important to understand the impact the Company’s performance and share price has on our realizable compensation.

The following chart demonstrates how the Company’s performance and share price significantly impacts our CEO’s realizable compensation.

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EXECUTIVE COMPENSATION

Target compensation is calculated as the sum of base salary, target annual incentive bonus, and the grant date fair value of long-term equity-based incentive awards. Realizable compensation is calculated as the sum of base salary, actual annual incentive bonus paid, and the intrinsic value of the long-term equity-based incentive awards based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 31, 2017 of $21.28 per share. The intrinsic value of the long-term equity-based incentive awards is calculated as follows:

•	for RSUs, the closing share price on December 31, 2017 multiplied by the number of RSUs granted in each year;

•

for performance shares, the closing share price on December 31, 2017 multiplied by the number of performance shares granted in each year and the applicable payout multiplier as if December 31 2017 was the end of the performance period; and

•	for Cash SARs, the closing share price on December 31, 2017 minus the Cash SARs exercise price multiplied by number Cash

SARs granted in 2016 and 2017 (no Cash SARs were granted in 2015). Because the closing share price on December 31, 2017 is less than the exercise prices of the Cash SARs granted in 2016 and 2017, the intrinsic value of the Cash SARs is zero for 2016 and 2017.

We believe that the differences in our CEO’s target compensation and realizable compensation effectively illustrate the high correlation between the Company’s performance and share price and our CEO’s realizable compensation.

2017 Shareholder Advisory Vote on Executive Compensation

At our 2017 Annual Meeting of Shareholders, holders of 96.4% of the shares entitled to vote on the matter voted in favor of the compensation of the Named Executive Officers as described in our 2017 proxy statement. The Compensation Committee interpreted this strong level of shareholder support as affirmation of the elements and objectives of the Company’s executive compensation program. Although the results of this advisory vote indicated that no change to our executive compensation program was necessary, the Compensation Committee also considered information provided by its independent compensation consultant, including compensation decisions made by the compensation committees of companies included in our 2017 compensation peer group, when determining whether changes to our executive compensation program were necessary in 2018. The Compensation Committee will continue to consider the results of the annual shareholder advisory vote on executive compensation when making future executive compensation decisions.

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EXECUTIVE COMPENSATION

Executive Compensation Program and Corporate Governance Highlights

We believe our executive compensation for 2017 continued to align the interests of our executives with those of our shareholders. The following table summarizes the compensation best practices that we follow and the disfavored compensation practices that we avoid.

Compensation Best Practices That We Follow

✓

Majority “at risk” or variable compensation. The majority of our executive compensation is “at risk” or variable. Our annual incentive bonus is based on performance relative to key operational and financial metrics that drive both our short-term and long-term corporate strategy. The value delivered by our long-term equity based incentive awards is tied to both absolute and relative total shareholder return.

✓

Stock Ownership Guidelines. Named Executive Officers and non-employee directors are required to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the interests of our shareholders.

✓	Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors.

✓	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant who provides no other services to the Company.

✓

Compensation Benchmarking. The Compensation Committee annually reviews an analysis of executive compensation prepared by its independent compensation consultant using market-based compensation data to ensure our executive compensation program is designed appropriately and takes into account market changes.

✓

Compensation Risk Assessment. There is an appropriate balance between long-term and short-term focus in our compensation programs and the Compensation Committee has the ability to exercise discretion to ensure risk mitigation occurs in management decision making.

✓

Clawback Policy. The Board of Directors is committed to adopting a clawback policy as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 if and when final regulations have been adopted by the SEC and NASDAQ.

✓	Minimal Perquisites. We provide minimal perquisites to our Named Executive Officers that are not generally available to all other employees.

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Disfavored Compensation Practices That We Avoid

×	No Liberal Share Recycling. Neither the Prior Incentive Plan nor the 2017 Incentive Plan contains liberal share recycling.

×	No Repricing. No repricing or exchange of underwater stock options or SARs or other awards is permitted without shareholder approval.

×	No Payment of Dividends Prior to Vesting. No payment of dividends prior to the vesting of restricted stock or performance shares.

×

No Hedging or Derivatives Trading of the Company’s Securities. No hedging of the Company’s securities, including publicly traded options, puts, calls and short sales by Named Executive Officers or non-employee directors permitted.

×	No Guaranteed Bonus. No guaranteed annual incentive bonus and no cash retention bonus for Named Executive Officers.

×

No Future Agreements to Provide Tax Gross-ups. The Board adopted a policy in May 2011 that employment agreements entered after the adoption of such policy would not contain provisions entitling employees to tax gross-up payments.

×	No Supplemental Executive Retirement Benefits. We do not provide pensions or other supplemental executive retirement benefits to our Named Executive Officers.

Section 2 - Executive Compensation Program Objectives

Provide competitive total compensation opportunities that allow us to attract, retain, reward and motivate talented management. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Unless circumstances warrant otherwise, we generally target executive total direct compensation near the market median of executives in equivalent positions at comparable companies, considering individual performance, responsibilities, experience, leadership and contributions as well as the Company’s financial, operational and share price performance.

Support a performance-based culture. Our executive compensation program is intended to provide the appropriate balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives with the majority of each executive’s total compensation “at risk” or variable based on a combination of attainment of short-term goals in support of our Company’s long-term strategy and long-term stock performance providing absolute and relative total shareholder returns. Our program is structured to require a commitment to performance because total compensation at the market is not guaranteed. Therefore, our program is designed to reward above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations.

Align our executives’ interests with those of our shareholders. We believe that we achieve alignment of executives’ and shareholders’ interests by providing a substantial portion of total compensation in the form of long-term equity-based incentives that tie executive pay to stock price performance and through stock ownership guidelines that ensure our executives have a meaningful ownership stake during their tenure.

Encourage appropriate risk management. We believe that effective leadership requires taking prudent business risks while discouraging excessive risk-taking. To encourage this balance, we have structured our compensation programs to include three- year vesting schedules on long-term equity-

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EXECUTIVE COMPENSATION

based incentive awards and an annual incentive bonus using a combination of short-term financial and operational objectives. We also mitigate risk by exercising discretion in determining the payout of annual incentive bonuses rather than relying solely on a formula. We regularly review our compensation programs to ensure that our executives are not encouraged to take inappropriate or excessive risks.

Responsibilities of the Compensation Committee

The Compensation Committee oversees the Company’s compensation programs, administers the Company’s 2017 Incentive Plan, the Prior Incentive Plan, and the Cash SAR Plan, and reviews and approves all compensation decisions relating to our executives. The Compensation Committee is authorized by the Board of Directors and the

Compensation Committee’s Charter to make all the decisions regarding compensation for executives without ratification or other action by the Board of Directors. The Compensation Committee also advises the Board of Directors on the adoption of policies that govern the Company’s compensation programs.

Independent Compensation Consultant

Pearl Meyer serves as independent compensation consultant for and reports directly to the Compensation Committee. Representatives of Pearl Meyer attend Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. Pearl Meyer assists and advises the Compensation Committee on all aspects of our executive compensation program. Services provided by the independent compensation consultant include:

•	reviewing the compensation and stock performance peer groups;

•	reviewing executive compensation based on an analysis of market-based compensation data;

•	reviewing non-employee director compensation based on an analysis of market-based compensation data;

•	analyzing the effectiveness of our executive compensation program and recommending changes, as necessary; and

•	evaluating how well our executive compensation adheres to program objectives.

To facilitate the delivery of these services to the Compensation Committee, Pearl Meyer interfaces with our management, particularly our CFO and our Vice President of Human Resources. In 2017, Pearl Meyer did not provide any services to the Company other than those requested by the Compensation Committee and related to Pearl Meyer’s engagement as the independent compensation consultant to the Compensation Committee.

Other than those services requested by the Compensation Committee, Pearl Meyer did not have any business or personal relationships with members of the Compensation Committee or executives of the Company, did not own any of the Company’s Common Stock and maintained policies and procedures designed to avoid such conflicts of interest. As such, the Compensation Committee determined the engagement of Pearl Meyer in 2017 did not create any conflicts of interest.

Compensation Should Be Benchmarked

The Compensation Committee engages Pearl Meyer to annually review the compensation peer group used for executive compensation decisions. Pearl Meyer’s process considers the prior year compensation peer group as the starting point, and expands the pool of potential peers by reviewing peers of peers,

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peers identified by proxy advisory firms and other peers identified from analyst reports and independent research. Pearl Meyer refines their list of potential peers using criteria such as industry focus, corporate structure, operational similarity and financial size with a focus on identifying a peer group of 15-20 domestic independent exploration and production companies with operations in the same basins and where the Company is within a reasonable range of the peer group median for revenues and/or market capitalization with final peer group selections made after considering input from management. The resulting compensation peer group, along with any changes in the composition of the peer group, are reviewed and approved by the Compensation Committee.

The compensation peer groups used for executive compensation decisions in 2016,

2017 and 2018 are presented in the table below. From 2016 to 2017, one company was removed and one company was added in order to maintain a peer group of companies that met the financial size criteria discussed above. From 2017 to 2018, five companies were removed due to a lack of operational similarity as a result of the Company’s sale of its Utica, Marcellus and Niobrara assets. In order to maintain an appropriately sized peer group, six companies were added that met the operational similarity, financial size and other criteria discussed above. A separate peer group is used in connection with our performance share awards as described below under “Executive Compensation Components—Long-Term Equity-Based Incentive Awards—Performance Shares.”

	2016 Compensation Peer Group	2017 Compensation Peer Group	2018 Compensation Peer Group

Bill Barrett Corporation	X	X

Bonanza Creek Energy, Inc.	X

Callon Petroleum Company			X

Centennial Resource Development, Inc.			X

Diamondback Energy, Inc.	X	X	X

Energen Corporation			X

EP Energy Corporation		X	X

Gulfport Energy Corporation	X	X

Jagged Peak Energy Inc.			X

Laredo Petroleum, Inc.	X	X	X

Matador Resources Company	X	X	X

Oasis Petroleum Inc.	X	X	X

Parsley Energy, Inc.	X	X	X

PDC Energy, Inc.	X	X	X

QEP Resources, Inc.			X

Range Resources Corporation	X	X

Resolute Energy Corporation			X

Rice Energy Inc.	X	X

RSP Permian, Inc.	X	X	X

Sanchez Energy Corporation	X	X	X

SM Energy Corporation	X	X	X

Whiting Petroleum Company	X	X

WPX Energy, Inc.	X	X	X

2018 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

The Compensation Committee considers the results of Pearl Meyer’s executive compensation review to ensure that compensation decisions are appropriate, reasonable and consistent with the Company’s compensation program objectives and competitive with executive compensation of companies against which we compete for business opportunities, investment dollars and executive talent. To maintain independence and objectivity, the input and interpretation of data sources, methodology of consolidating data, and marketplace statistics included in Pearl Meyer’s executive compensation review were compiled without any input from management except for explanations of position functions.

The market-based compensation data included in Pearl Meyer’s executive compensation review is based on compensation peer group proxy compensation data and published industry compensation survey data. Proxy data is generally favored over survey data with the weighting based on the number of position matches available in the compensation peer group. Pearl Meyer’s 2017 executive compensation review was based on the following weighting:

Named Executive Officer	Number of Position Matches in 2017 Compensation Peer Group	Proxy Data Weighting	Survey Data Weighting

President and CEO	16	100%	0%

Vice President and COO	12	70%	30%

Vice President and CFO	16	100%	0%

General Counsel and Vice President of Business Development	12	70%	30%

Vice President of Land	3	50%	50%

Section 3 - Executive Compensation Components

Our executive compensation program consists of the following components:

•	base salary;

•	annual incentive bonus;

•	long-term equity-based incentive awards;
•	severance and change of control benefits; and

•	perquisites and other benefits.

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2017 Targeted Compensation Mix

The charts below show the 2017 targeted total direct compensation mix of our Chief Executive Officer and other Named Executive Officers. As the charts illustrate, 88% and 83% of targeted total compensation for our Chief Executive

Officer and other Named Executive Officers, respectively, is attributable to the performance-based annual incentive bonus and long-term equity-based incentive awards, and thus is variable and tied to performance (i.e. “at risk”).

Base Salary

Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates the individual executive for day to day contributions to our success. Unless circumstances warrant otherwise, we generally target base salaries near the 50th percentile of executives in equivalent positions at comparable companies.

After considering the recommendations of our CEO for adjustments to base salaries for executives other than himself and competitive market data provided by its independent compensation consultant, in March 2017, the Compensation Committee approved the 2017 base salaries of the Named Executive Officers as set forth below. Changes in base salaries are generally effective April 1 of each year, unless otherwise noted.

Named Executive Officer	2016 Base Salary		2017 Base Salary

S. P. Johnson IV	$650,000		$670,000

Brad Fisher	470,000		485,000

David L. Pitts	390,000	(1)	430,000

Gerald A. Morton	371,000		383,000

Richard H. Smith	335,000		346,000
(1)	Effective May 1, 2016, Mr. Pitts’ base salary was increased to $390,000 from $350,000.

2018 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

Annual Incentive Bonus

Executives are eligible for an annual incentive bonus which is designed to focus executives on achieving our annual corporate plan linked to our strategy. Execution against our annual corporate plan is important to drive long term shareholder value by improving financial strength, managing costs, and investing in projects that will deliver future value. We employ balanced financial and operational performance metrics to further specific objectives of our strategy, such crude oil production growth, cost management and capital efficiency.

Annual incentive bonus targets, expressed as a percentage of base salary, are established for each executive. Each executive’s annual incentive bonus payout opportunity ranges from zero to 200% of target based on the Company’s actual results relative to performance metric targets. Actual annual incentive bonuses paid could be more or less than the calculated payout as determined by the Compensation Committee in its discretion.

After considering the recommendations of our CEO for adjustments to annual incentive bonus targets for executives other than himself and competitive market data provided by its independent compensation consultant, in March 2017, the Compensation Committee approved the 2017 annual incentive bonus targets of the Named Executive Officers as set forth below, which remained unchanged from 2016:

Named Executive Officer	2017 Annual Incentive Bonus Target (% of Base Salary)

S.P. Johnson IV	100%

Brad Fisher	90%

David L. Pitts	90%

Gerald A. Morton	90%

Richard H. Smith	80%

Each year, the Compensation Committee approves the annual incentive bonus performance metrics, weighting factors and targets after considering input from its independent compensation consultant, including a review of the annual incentive bonus performance metrics used by companies included in our compensation peer group.

The table below sets forth the performance metrics, weighting factors and targets for executives’ 2017 annual incentive bonus, which were approved by the Compensation Committee in March 2017, along with the Company’s 2017 actual results and payout levels achieved. The performance metric targets were based on the Company’s 2017 corporate plan and consistent with the

Company’s 2017 annual guidance included in its February 23, 2017 press release, except that the target for cash G&A excluded annual bonuses due to the uncertainty, at the time the guidance was issued, regarding the portion of annual bonuses to be paid with stock in lieu of cash. The 2017 performance metrics and targets set forth below are also consistent with those established for non-executive employees’ 2017 annual incentive bonus (other than cash G&A which is not a performance metric for non-executive employees). The Company separated cash G&A expense and lease operating expense performance metrics in 2017 to be consistent with the Company’s 2017 annual guidance, as described above.

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EXECUTIVE COMPENSATION

Our 2017 target for drill-bit finding and development cost was $13.00/Boe, which reflects a 14% increase from our 2016 actual drill-bit finding and development cost of

$11.40/Boe. This increase is primarily due to the impact of increased services costs in response to higher crude oil prices in 2017 as compared to 2016.

2017 Operational and Financial Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Weighting Factor	Payout Achieved

Daily Oil Production (Bbls/d)	31,400	31,650	33,495	32,784	50%	81%

Drill-Bit Finding and Development Cost ($/Boe)	$14.00	$13.00	$11.40	$12.94	30%	31%

Lease Operating Expense ($/Boe)	$7.50	$7.13	$6.41	$7.30	15%	11%

Cash G&A Expense ($ in thousands)	$44,000	$43,000	$39,900	$39,742	5%	10%

Total Payout Achieved						133%

Despite 2017 actual results achieving 133% of targeted performance, considering the Company’s recent share price performance, management recommended, and the Compensation Committee approved, the exercise of negative discretion to reduce the payout to 125% of target. The actual 2017 annual incentive bonuses, which were paid to Named Executive Officers in March 2018, along with the 2017 annual incentive bonus targets, are set forth below:

	2017 Annual-Incentive Bonus
Named Executive Officer	Target	Actual

S.P. Johnson IV	$670,000	$837,500

Brad Fisher	436,500	545,625

David L. Pitts	387,000	483,750

Gerald A. Morton	344,700	430,875

Richard H. Smith	276,800	346,000

The table below sets forth the performance metrics, weighting factors and targets for executives’ 2018 annual incentive bonus, which were approved by the Compensation Committee in March 2018.

The performance metric targets were based on the Company’s 2018 corporate plan and consistent with the Company’s annual guidance included in its February 26, 2018 press release. The 2018 performance metrics and targets set forth below are also consistent with those established for non-executive employees’ 2018 annual incentive bonus (other than cash G&A which is not a performance metric for non-executive employees).

Our 2018 target for cash G&A is $53.5 million, 35% higher than the 2017 actual cash G&A of $39.7 million shown above. This is primarily due to excluding annual bonuses from our 2017 target for cash G&A (and therefore also excluding annual bonuses from the 2017 actual results shown above) as well as the impact of the Company’s August 2017 acquisition of properties in the Delaware Basin. This acquisition and associated increase in drilling and completion activity resulted in an increase in employee headcount in late 2017 with an additional increase in employee headcount expected in 2018.

2018 Operational and Financial Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Weighting Factor

Daily Oil Production (Bbls/d)	38,610	39,138	41,649	50%

Drill-Bit Finding and Development Cost ($/Boe)	$12.00	$11.00	$9.50	30%

Lease Operating Expense ($/Boe)	$8.25	$7.88	$7.13	15%

Cash G&A Expense ($ in thousands)	$54,500	$53,500	$49,875	5%

2018 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Considerations Regarding our Annual Incentive Bonus Program

In determining the payout achieved for our annual incentive bonus, actual results and performance metric targets are adjusted to exclude the impacts of acquisitions and divestitures. This eliminates any benefit or detriment to the payout as a result of transactions that were not anticipated at the time the performance metric targets were established. In addition, because of such adjustments, actual results shown above may not agree with the related amounts included in the Company’s consolidated financial statements.

While we do not include total shareholder return, return on capital employed or other return based performance metric in our annual incentive bonus program, we believe that the Company’s performance relative to target for oil production, operating costs and capital efficiency related performance metrics are key drivers of our share price performance. Although very few of the companies in our compensation peer group currently include return based performance metrics in their annual incentive bonus program, we will continue to monitor our compensation peer group to identify changes in practice.

Long-Term Equity-Based Incentive Awards

The objectives of our long-term incentive plan are to attract and retain the services of executives, encourage a sense of proprietorship, stimulate the active interest in our development and financial success, and align their interests with those of our shareholders. We intend to achieve these objectives by granting awards designed to provide our executives with a meaningful proprietary interest in our growth and performance.

One of the fundamental philosophies of our compensation program is that all of our full-time employees are eligible for grants of long-term equity incentive awards, which consist entirely of RSUs. The Compensation Committee believes that long-term equity-based incentive awards give employees a direct interest in the financial results and performance of the Company, furthering our goal of aligning the interests of each employee with those of our shareholders.

Determining the Amount of Long-Term Equity-Based Incentive Compensation

Unless circumstances warrant otherwise, the amount of long-term incentives granted to each executive is generally based on the amount that results in targeted total direct compensation near the market median of executives in equivalent positions at comparable companies, considering individual performance, responsibilities, experience, leadership and contributions as well as the Company’s financial, operational and share price performance.

Allocating Amount of Long-Term Equity-Based Incentive Compensation Among Award Types

In 2017, the amount of long-term equity-based incentive awards granted to executives was allocated 65% to RSUs, 25% to SARs to be settled in cash (“Cash SARs”) and 10% to performance shares. In the Compensation Committee’s opinion, awards of RSUs provide an effective retention incentive and therefore, long-term incentive compensation has historically been weighted more towards RSUs than other types of awards.

We believe this combination of long-term equity-based incentive awards provides incentives that capture absolute total shareholder return as well as total shareholder return relative to companies included in our stock performance peer group and are generally consistent with the types of long-term equity-based incentive awards used by companies included in our compensation peer group.

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2017 Grants of Long-Term Equity-Based

Incentives

After considering the recommendations of our CEO for long-term equity based incentive awards for executives other than himself and competitive market data provided by its independent compensation consultant, on

March 23, 2017, the Compensation Committee approved the 2017 grants of long-term equity based incentive awards to the Named Executive Officers as set forth below.

	Grant Date Fair Value of 2017 Long-Term Equity-Based Incentive Awards(1)
Name Executive Officer	RSUs	Cash SARs	Performance Shares	Total

S.P. Johnson IV	$2,769,055	$1,064,832	$426,002	$4,259,889

Brad Fisher	1,573,081	604,896	242,009	2,419,986

David L. Pitts	1,153,786	443,688	177,492	1,774,966

Gerald A. Morton	848,287	326,208	130,510	1,305,005

Richard H. Smith	579,237	222,744	89,115	891,096

(1)	The number of RSUs, Cash SARs, and performance shares granted are presented in “Grants of Plan-Based Awards” which were determined by dividing the grant date fair value of the awards by the respective grant date fair value per unit as described below.

All 2017 long-term equity-based incentives awarded to executives included a performance condition designed to allow the Company to avail itself of the benefits of an exemption to the deduction limits of Section 162(m) of the Internal Revenue Code, which is described below under “Tax Deductibility of Executive Compensation.” The performance condition established by the Compensation Committee for the 2017 long-term equity based incentive awards was average daily production of the Company for the quarter ended June 30, 2017 of at least (a) 27,455 barrels of oil per day (“Bbls/d”), if the Company’s average realized crude oil price was greater than or equal to $40 per Bbl for such quarter, or (b) 21,964 Bbls/d, if the Company’s average realized crude oil price was less than $40 per Bbl for such quarter, in each case excluding the impacts of derivative settlements on the average realized prices and impacts of acquisitions and divestitures on daily production (the “2017 Production Target”). On July 27, 2017, the Compensation Committee certified that the 2017 Production Target was met as average daily production for the quarter ended June 30, 2017 was 33,629 Bbls/d. Because the 2017 Production Target was met, the RSUs, Cash SARs and performance shares will vest as described below, subject to continued employment and, for performance shares, subject to the market condition described below.

RSUs

The RSUs were granted under the Company’s Prior Incentive Plan with a grant date fair value per RSU of $26.94, the average of the high and low price of the Company’s Common Stock on the March 23, 2017 grant date. The RSUs vest ratably over a three-year period, one-third of which vested on March 17, 2018, and an additional one-third will vest on March 17, 2019 and March 17, 2020.

In addition, on May 17, 2017, the Compensation Committee granted to Mr. Pitts a special long-term equity-based incentive award of 104,559 RSUs with a grant date fair value of $2.5 million. The RSUs were granted under the 2017 Incentive Plan with a grant date fair value per RSU of $23.91, the closing price of the Company’s Common Stock on the grant date. The RSUs will cliff vest on March 17, 2020, subject to Mr. Pitts’ continued employment with the Company. This special award was granted to reflect a market adjustment to Mr. Pitts’ compensation, recognize his significant individual achievements and encourage the retention of his services to the Company. Grants of special

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EXECUTIVE COMPENSATION

long-term equity based incentive awards to Named Executive Officers are rare, with only three other such awards granted in the past 10 years.

Cash SARs

The Cash SARs were granted under the Company’s Cash SAR Plan at an exercise price of $26.94, the average of the high and low price of the Company’s Common Stock on the March 23, 2017 grant date with a grant date fair value per Cash SAR of $12.00, based on a Black-Scholes-Merton option pricing model. The Cash SARs vest ratably over a two year period, one-half of which vested and became exercisable on March 17, 2018 and the remaining one- half will vest on March 17, 2019. All of the Cash SARs expire March 23, 2022.

Performance Shares

The performance shares were granted under the Company’s Prior Incentive Plan with a grant date fair value per performance share of $35.14, based on a Monte Carlo simulation model calculated as of the March 23, 2017 grant date. The performance shares cliff vest on March 17, 2020, with the actual number of performance shares to vest ranging from zero to 200% of target based on the Company’s total shareholder return (“TSR”) relative to our 2017 stock performance peer group over an approximate three-year performance period. Linear interpolation will be used to determine the payout multiplier for relative TSR that falls between the percentiles listed above.

The Compensation Committee engages Pearl Meyer to annually review the stock performance peer group used to determine relative TSR for the performance shares. Pearl Meyer follows a process similar to that used to review the compensation peer group except that the selection of companies is not limited to those with a similar financial size and operational similarity is defined as companies with operations in multiple basins similar to the Company with final peer group selections made after considering input from management. The resulting stock performance peer group, along with any changes in the composition of the peer group, are reviewed and approved by the Compensation Committee.

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The companies that comprise the stock performance peer groups for 2016, 2017, and 2018 are presented in the table below. From 2016 to 2017, one company was removed as a result of filing bankruptcy. From 2017 to 2018, seven companies were removed due to a lack of operational similarity either as a result of the

Company’s sale of its Utica, Marcellus and Niobrara assets or because the companies did not have operations in multiple basins similar to the Company. In order to maintain an appropriately sized peer group, five companies were added with operations in multiple basins similar to the Company.

	2016 Stock Performance Peer Group	2017 Stock Performance Peer Group	2018 Stock Performance Peer Group

Antero Resources Corporation	X	X

Bill Barrett Corporation	X	X

Bonanza Creek Energy, Inc.	X

Chesapeake Energy Corporation	X	X	X

Cimarex Energy Co.			X

Devon Energy Corporation	X	X	X

Encana Corporation			X

EOG Resources, Inc.	X	X	X

EP Energy Corporation	X	X	X

Gulfport Energy Corporation	X	X

Laredo Petroleum, Inc.	X	X

Marathon Oil Corporation	X	X	X

Matador Resources Company			X

Noble Energy, Inc.	X	X	X

Oasis Petroleum Inc.	X	X	X

PDC Energy, Inc.	X	X	X

QEP Resources, Inc.			X

Range Resources Corporation	X	X

Rice Energy Inc.	X	X

Sanchez Energy Corporation	X	X	X

SM Energy Corporation	X	X	X

Whiting Petroleum Corp.	X	X

WPX Energy, Inc.			X

Severance and Change of Control Benefits

As described in more detail under “Executive Compensation—Employment Agreements” and “Executive Compensation—Potential Payments to the Named Executive Officers Upon Termination or Change of Control,” we have entered into employment agreements with the Named Executive Officers that provide for specified severance pay and benefits upon certain termination events, including termination events after a change of control. The employment agreements contain pay and benefits provisions that we believe are comparable to similar provisions employed by a majority of the companies in our 2017 Compensation Peer Group. The Compensation Committee believes these agreements encourage executives to remain in our employment, including in the event of a change

2018 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

of control of the Company and during circumstances which indicate that a change of control may occur. The Compensation

Committee believes this program is important in maintaining strong leadership and in encouraging retention in these situations.

Perquisites and Other Benefits

We pay premiums for supplemental life insurance for the Named Executive Officers and make matching 401(k) contributions for the Named Executive Officers and all of our other employees. We believe providing these benefits as part of our overall compensation package is necessary to attract and retain highly qualified executives and that these benefits are comparable to those provided by our 2017 Compensation Peer Group.

Clawback Provisions

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Board of Directors has not adopted a formal clawback policy to recoup incentive based compensation in the event of a financial statement restatement. Section 304 of Sarbanes-Oxley mandates that the CEO and CFO reimburse the Company for any bonus or other incentive-based or equity-based compensation they received and any profits from the sale of securities they realized in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Board of Directors has reaffirmed that the Company will adopt a clawback policy as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 if and when final regulations have been adopted by the SEC and NASDAQ.

Stock Ownership Guidelines

To align the interests of our Named Executive Officers with the interests of the Company’s other shareholders, our Named Executive Officers must comply with stock ownership guidelines as set forth in the table below:

Position	Stock Ownership Guidelines

Chief Executive Officer	5x Base Salary

Chief Financial Officer	5x Base Salary

All other Named Executive Officers	3x Base Salary

Upon becoming a Named Executive Officer or receiving a promotion to the CEO or CFO position, the individual has a five year period in which to comply with the stock ownership guidelines. Until the Named Executive Officer has reached their required ownership level, they must maintain at least 30% of the shares acquired upon vesting of RSUs and performance shares less the number of shares applied to satisfy tax withholding obligations. As of March 23, 2018, all Named Executive Officers were in compliance with the stock ownership guidelines.

Section 4 - Tax Considerations of Executive Compensation

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to each covered employee. For years prior to 2018, covered employees included all of our Named Executive Officers other than the CFO, with an exception to the deduction limit for compensation qualified as “performance-based”, which included RSUs subject to

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performance conditions, performance shares and Cash SARs.

The enactment of the Tax Cuts and Jobs Act on December 22, 2017 repealed the exemption from Section 162(m)‘s deduction limit for “performance based” compensation and the limitation on deductibility was expanded to include any individual who is a Named Executive Officer in 2017 or any later calendar year. As a result, compensation paid to our Named Executive Officers in excess of $1 million will not be deductible for years subsequent to 2017, subject to limited transition relief for arrangements in place as of November 2, 2017, which includes unvested RSUs that were subject to performance conditions, unvested performance shares and unvested or unexercised Cash SARs.

Despite the change in law, the Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.

Section 409A of the Internal Revenue Code

To the extent one or more elements of compensation provided to employees is subject to Section 409A of the Internal Revenue Code, the Company intends that these elements be compliant so that the employees are not subject to income inclusion at vesting and the additional income taxes imposed by Section 409A. Section 409A requires that “deferred compensation” either comply with certain deferral election, payment timing, and other rules or be subject to a 20% additional income tax and interest at a premium rate imposed on the person who is to receive the deferred compensation. The Company believes that if the adverse tax consequences of Section 409A become applicable to the

Company’s compensation arrangements such arrangements would be less efficient and less effective in incentivizing and retaining employees. The Company intends to operate its compensation arrangements so that they are compliant with or exempt from Section 409A and therefore, in 2008, amended or modified its compensation programs and awards, including the employment agreements to the extent necessary to make them compliant or exempt. The employment agreements of the Named Executive Officers provide that the Company will provide additional payments in the event that an additional tax is imposed under Section 409A.

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommends the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Compensation Committee of the Board of Directors

Roger A. Ramsey, Chairman

F. Gardner Parker

Robert F. Fulton

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of the Company’s Named Executive Officers for 2017, 2016 and 2015.

Named Executive Officer and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
S. P. Johnson IV	2017	$665,000	$3,195,057	$1,064,832	$837,500	$24,022	$5,786,411
President and Chief	2016	650,000	2,698,156	899,062	812,500	23,695	5,083,413
Executive Officer	2015	650,000	3,662,527	—	325,000	23,906	4,661,433
Brad Fisher	2017	$481,000	$1,815,090	$604,896	$545,625	$19,994	$3,466,605
Vice President and	2016	470,000	1,731,586	576,990	528,750	19,667	3,326,993
Chief Operating Officer	2015	470,000	2,355,764	—	211,500	19,878	3,057,142
David L. Pitts	2017	$419,000	$3,831,284	$443,688	$483,750	$20,724	$5,198,446
Vice President and	2016	376,154	884,565	294,748	438,750	20,397	2,014,614
Chief Financial Officer	2015	350,000	1,214,426	—	157,500	20,608	1,742,534
Gerald A. Morton	2017	$380,000	$978,797	$326,208	$430,875	$24,630	$2,140,510
General Counsel and	2016	371,000	978,857	326,141	417,375	24,304	2,117,677
Vice President of Business Development	2015	368,000	1,304,965	—	166,950	24,514	1,864,429
Richard H. Smith	2017	$343,000	$668,352	$222,744	$346,000	$20,861	$1,600,957
Vice President of Land	2016	335,000	668,392	222,696	335,000	20,534	1,581,622
	2015	335,000	891,089	—	134,000	20,225	1,380,314

(1)

The amounts shown for Stock Awards reflect the aggregate grant date fair values of RSUs and performance shares and the amounts shown for Option Awards reflect the aggregate grant date fair values of Cash SARs each calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for each of these awards, see Note 10 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017. The amount shown for Mr. Pitts’ 2017 Stock Awards includes the grant date fair value of a special long-term equity-based incentive award of RSUs that cliff vest on March 17, 2020. See “Grants of Plan-Based Awards Table” for information regarding the RSUs, performance shares, and Cash SARs granted in 2017.

(2)

Amounts reflect the annual incentive bonuses for 2017, 2016 and 2015 which were paid in 2018, 2017 and 2016, respectively. 25% of the annual incentive bonuses for 2016 and 100% of the annual incentive bonuses for 2015 were paid with grants of RSUs each of which vested in a single installment substantially concurrent with the time of grant.

(3)	The amounts shown as “All Other Compensation” include the following:

	Year	Mr. Johnson	Mr. Fisher	Mr. Pitts	Mr. Morton	Mr. Smith

Matching contributions under the 401(k) Plan	2017	$16,200	$16,200	$16,200	$16,200	$16,200
	2016	15,900	15,900	15,900	15,900	15,900
	2015	15,900	15,900	15,900	15,900	15,900

Supplemental life insurance premiums	2017	$4,572	$544	$1,274	$5,180	$1,411
	2016	4,572	544	1,274	5,180	1,411
	2015	4,572	544	1,274	5,180	1,411

Other compensation	2017	$3,250	$3,250	$3,250	$3,250	$3,250
	2016	3,223	3,223	3,223	3,224	3,223
	2015	3,434	3,434	3,434	3,434	2,914

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Chief Executive Officer Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO. The pay ratio calculated by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies used by other companies.

We selected December 31, 2017 as the date to identify our median employee. To identify the median employee, we utilized actual total direct compensation for the most recently completed calendar year as the consistently applied compensation measure, which is defined as the sum of the annual base salary as of the end of the year, overtime paid to the employee during the year, the actual annual incentive bonus for the year paid to the employee in the following year, and the grant date fair value of long-term equity-based incentive awards granted during the year.

Once we identified the median employee, we then determined the total compensation that would have been reported in the Summary Compensation Table if the employee had been a Named Executive Officer for 2017 which totaled $191,131. We determined the amount of the CEO’s annual total compensation to be $5,786,411 which represents the amount reported for the CEO in the total column for 2017 of our Summary Compensation Table. Based on the foregoing, the ratio of the CEO’s annual total compensation to the median annual total compensation (for all employees other than the CEO) for 2017 was 30 to 1.

2018 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The table below contains information with respect to grants of plan-based awards to the Named Executive Officers during 2017.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Rights (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
Named Executive Officer	Grant Date	Target ($)(1)	Maximum ($)(2)	Threshold (#)	Target (#)(3)	Maximum (#)(4)

S.P. Johnson IV	3/23/2017	$670,000	$1,340,000				7,540	(7)		$203,128

	3/23/2017						102,786	(8)		2,769,055

	3/23/2017								88,736	1,064,832

	3/23/2017			—	12,123	24,246				426,002

Brad Fisher	3/23/2017	$436,500	$873,000				4,907	(7)		$132,195

	3/23/2017						58,392	(8)		1,573,081

	3/23/2017								50,408	604,896

	3/23/2017			—	6,887	13,774				242,009

David L. Pitts	3/23/2017	$387,000	$774,000				4,072	(7)		$109,700

	3/23/2017						42,828	(8)		1,153,786

	3/23/2017								36,974	443,688

	3/23/2017			—	5,051	10,102				177,492

	5/17/2017						104,559	(9)		2,500,006

Gerald A. Morton	3/23/2017	$344,700	$689,400				3,874	(7)		$104,366

	3/23/2017						31,488	(8)		848,287

	3/23/2017								27,184	326,208

	3/23/2017				3,714	7,428				130,510

Richard H. Smith	3/23/2017	$276,800	$553,600				3,109	(7)		$83,756

	3/23/2017						21,501	(8)		579,237

	3/23/2017								18,562	222,744

	3/23/2017			—	2,536	5,072				89,115

(1)	Represents the 2017 annual incentive bonus target.
(2)	Represents the maximum 2017 annual incentive bonus, which is 200% of the target annual incentive bonus.
(3)

Represents performance shares (at target) granted under the Prior Incentive Plan that cliff vest on March 17, 2020 based on the TSR of the Company’s Common Stock relative to the TSR achieved by our 2017 Stock Performance Peer Group, subject to the satisfaction of a performance target. On July 27, 2017, the Compensation Committee certified that the performance condition had been met; however, the award remains subject to the TSR performance metrics, the results of which will not be known until following the end of the performance period.

(4)	Represents the number of performance shares that would vest on March 17, 2020 assuming we achieve the maximum payout of 200%.
(5)

Represents Cash SARs granted under the Cash SAR Plan that vest ratably over a two year period on March 17, 2018 and March 17, 2019, subject to the satisfaction of a performance condition and expire on March 23, 2022. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.

(6)

Represents the aggregate grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 10 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair value of RSUs granted under the Prior Incentive Plan is based on the average high and low stock price of our Common Stock on the NASDAQ Global Select Market on the date of grant. The grant date fair value of RSUs granted under the 2017 Incentive Plan is based on the closing stock price of our Common Stock on the NASDAQ Global Select Market on the date of grant. The grant date fair value of Cash SARs is based on a Black-Scholes-Merton option pricing model. The grant date fair value of performance shares is based on a Monte Carlo simulation model.

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(7)	Represents RSUs granted under the Prior Incentive Plan for payment of 25% of the 2016 annual incentive bonuses that vested in a single installment substantially concurrent with the time of grant.
(8)

Represents RSUs granted under the Prior Incentive Plan that vest ratably over a three-year period on March 17, 2018, March 17, 2019 and March 17, 2020, subject to the satisfaction of a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.

(9)	Represents a special award of RSUs granted under the 2017 Incentive Plan that cliff vest on March 17, 2020.

2018 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Outstanding Equity-Based Awards at Fiscal Year-End

The table below presents information on the outstanding equity-based awards held by the Named Executive Officers as of December 31, 2017.

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)

S. P. Johnson IV	45,507	(2)	45,507	(2)	$27.30	3/17/2021
	—		88,736	(3)	26.94	3/23/2022
							17,089	(4)	$363,654
							57,114	(6)	1,215,386
							102,786	(8)	2,187,286
										13,978	(5)	$297,452
										10,074	(7)	214,375
										12,123	(9)	257,977
Brad Fisher	29,205	(2)	29,205	(2)	$27.30	3/17/2021
	—		50,408	(3)	26.94	3/23/2022
							10,992	(4)	$233,910
							36,654	(6)	779,997
							58,392	(8)	1,242,582
										8,991	(5)	$191,328
										6,465	(7)	137,575
										6,887	(9)	146,555
David L. Pitts	14,919	(2)	14,919	(2)	$27.30	3/17/2021
	—		36,974	(3)	26.94	3/23/2022
							5,666	(4)	$120,572
							18,724	(6)	398,447
							42,828	(8)	911,380
							104,559	(10)	2,225,016
										4,635	(5)	$98,633
										3,303	(7)	70,288
										5,051	(9)	107,485
Gerald A. Morton	16,508	(2)	16,508	(2)	$27.30	3/17/2021
	—		27,184	(3)	26.94	3/23/2022
							6,089	(4)	$129,574
							20,720	(6)	440,922
							31,488	(8)	670,065
										4,980	(5)	$105,974
										3,655	(7)	77,778
										3,714	(9)	79,034
Richard H. Smith	11,272	(2)	11,272	(2)	$27.30	3/17/2021
	—		18,562	(3)	26.94	3/23/2022
							4,158	(4)	$88,482
							14,148	(6)	301,069
							21,501	(8)	457,541
										3,401	(5)	$72,373
										2,496	(7)	53,115
										2,536	(9)	53,966
(1)	Based on the closing price of our Common Stock on the NASDAQ Global Select Market on December 31, 2017 of $21.28 per share.
(2)	Represents an award of Cash SARs that vest ratably over a two year period on March 17, 2017 and March 17, 2018, subject to a performance condition. On July 27, 2016, the Compensation Committee certified that the performance condition had been met.
(3)	Represents an award of Cash SARs that vest ratably over a two year period on March 17, 2018 and March 17, 2019, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.

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(4)	Represents an award of RSUs that vest ratably over a three year period on March 17, 2016, March 17, 2017 and March 17, 2018, subject to a performance condition. On October 28, 2015, the Compensation Committee certified that the performance condition had been met.
(5)	Represents performance-based TSR awards that are presented at 100% of the target award that cliff vest on March 17, 2018, subject to a performance condition. On October 28, 2015, the Compensation Committee certified that the performance condition had been met. The number of shares of Common Stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2015 Stock Performance Peer Group at the end of an approximate three-year performance period.
(6)	Represents an award of RSUs that vest ratably over a three year period on March 17, 2017, March 17, 2018 and March 17, 2019, subject to a performance condition. On July 27, 2016, the Compensation Committee certified that the performance condition had been met.
(7)	Represents performance-based TSR awards that are presented at 100% of the target award that cliff vest on March 17, 2019, subject to a performance condition. On July 27, 2016, the Compensation Committee certified that the performance condition had been met. The number of shares of Common Stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2016 Stock Performance Peer Group at the end of an approximate three-year performance period.
(8)	Represents an award of RSUs that vest ratably over a three year period on March 17, 2018, March 17, 2019 and March 17, 2020, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met.
(9)	Represents performance-based TSR awards that are presented at 100% of the target award that cliff vest on March 17, 2020, subject to a performance condition. On July 27, 2017, the Compensation Committee certified that the performance condition had been met. The number of shares of Common Stock issuable upon vesting range from zero to 200% of the targeted shares granted based upon the performance of the Company’s TSR relative to our 2017 Stock Performance Peer Group at the end of an approximate three-year performance period.
(10)	Represents a special award of RSUs that cliff vest on March 17, 2020.

Option Exercises and Stock Vested

The following table shows information concerning the amounts realized by the Named Executive Officers upon the exercise of Cash SARs and the vesting of RSUs and performance shares during 2017:

	Option Awards		Stock Awards
Named Executive Officer	Number of SARs Exercised (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

S.P. Johnson IV	219,279	$2,055,744	151,503	$4,298,152

Brad Fisher	—	—	59,153	1,675,544

David L. Pitts	—	—	51,597	1,461,291

Gerald A. Morton	—	—	55,666	1,577,427

Richard H. Smith	—	—	23,610	666,971

(1)

Represents the value realized based on the average of the high and low price per share of our Common Stock on the NASDAQ Global Select Market on the exercise date in excess of the Cash SAR exercise price times the number of Cash SARs exercised.

(2)	Represents the number of shares acquired upon vesting of RSUs and performance shares, without taking into account shares sold to satisfy applicable income tax withholding obligations.
(3)	Represents the value realized based on the vesting date closing price per share of our Common Stock on the NASDAQ Global Select Market times the number of shares acquired on vesting.

2018 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Employment Agreements

The Company has entered into employment agreements with each of the Named Executive Officers listed below along with their annual base salary as of December 31, 2017.

Named Executive Officer and Current Position	Annual Base Salary

S. P. Johnson IV	$670,000
President and Chief Executive Officer

Brad Fisher	485,000
Vice President and Chief Operating Officer

David L. Pitts	430,000
Vice President and Chief Financial Officer

Gerald A. Morton	383,000
General Counsel and Vice President of Business Development

Richard H. Smith	346,000
Vice President of Land

The employment agreements each have an initial one-year term; provided that at the date of the agreement and on every day thereafter, the term of such employment agreement is automatically extended for one day, such that the remaining term of the agreement shall never be less than one year until an event (as described in the applicable agreement) that gives rise to termination of employment occurs. Under each agreement, both the Company and the employee may terminate the employee’s employment at any time. Mr. Johnson’s employment agreement provides that he will serve as President, Chief Executive Officer and a member of the Board of Directors.

Upon termination of employment on account of disability or by the Company for any reason (except under certain limited circumstances defined as “for cause” in the applicable agreement), or if employment is terminated either (a) for any reason (including by reason of death) during the 30-day period immediately following elapse of one year after any change of control (“window period”) or (b) by the employee for good reason (as defined in the applicable agreement), under the agreements the employee will generally be entitled to the following:

(i) an immediate lump sum cash payment equal to 145% for Messrs. Johnson and Fisher and 97% in the case of Messrs. Morton, Pitts and Smith (363% for Mr. Johnson, 266% for Mr. Fisher and 145% for Messrs. Morton, Pitts and Smith, if termination occurs after or in anticipation of a change of control) of his annual base salary,

(ii) in lieu of a prorated bonus for the year of termination, an immediate lump sum cash payment equal to 100% for Mr. Johnson, 90% for Mr. Fisher, and 80% in the case of Messrs. Morton, Pitts and Smith of his annual base salary prorated based on the number of days in the fiscal year in which he was employed (unless his employment is terminated as a result of disability or after the date a change of control occurs, in either of which cases the lump sum is not prorated),

(iii) in lieu of continued participation in the Company’s welfare benefit plans, practices,

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programs and policies (other than the Company’s medical and dental plans) for the remaining employment period (as defined in the applicable agreement), an immediate lump sum cash payment equal to 3% of the employee’s annual base salary,

(iv) continued medical and dental benefits coverage for the employee and his dependents for one year following his termination of employment, and

(v) the immediate vesting of any stock options, restricted stock awards, RSUs and any other equity- based awards previously granted to such employee and outstanding as of the time immediately prior to the date of his termination and an extension of the period of exercisability of any such awards until the earlier of (A) one year following his date of termination or (B) the date such awards would have lapsed had the employee remained employed for the remaining term. Notwithstanding this provision, each of the Company’s long-term equity-based incentives awards containing performance conditions granted to the Named Executive Officers since December 14, 2008 through December 31, 2017, have provided that in no event would such accelerated vesting occur in the event of a termination without cause or for good reason prior to a change in control unless the performance condition underlying the awards has been satisfied.

If employment terminates due to the death of the employee and other than during a window period, the Company will provide continued medical and dental benefits coverage for the employee’s dependents for one year following death and immediate vesting and extension of exercisability of equity-based awards as described above. Under the employment agreements of Messrs. Johnson, Fisher, Morton, Pitts and Smith, the Company will also provide the employee with supplemental term life insurance protection with a death benefit as shown in the table below.

The salaries in each of these agreements are subject to periodic review and provide for increases generally consistent with increases in base salary awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company’s incentive, savings, retirement and welfare benefit plans to the extent such plans are generally applicable to the other executive officers of the Company. The agreements each provide for an annual bonus in an amount generally comparable to the annual bonus of other Company executives, taking into account the individual’s position, responsibilities and accomplishments.

In the event of a dispute regarding the employee’s rights upon termination of employment, (i) the parties are required to submit the dispute to arbitration; (ii) the Company is only required to pay the employee’s attorneys’ fees pending a dispute if the termination occurred within two years after a change in control (as defined in the applicable agreement) or, in the case of a termination before a change in control, if the termination was not initiated by the employee (with or without good reason); and (iii) the Company is only required to pay the employee severance pending resolution of a dispute in the case of a termination within two years after a change in control. The employment agreements of each of the Named Executive Officers also provide that such employees will be entitled to a gross-up payment to offset the effect of any excise tax imposed under Section 4999 of the Code in connection with payments contingent on a change of control as well as a gross-up payment to offset the effect of any additional taxes imposed under Section 409A of the Code. However, the Company has since adopted a policy that employment agreements entered after the adoption of that policy would not provide tax gross-up payments. Upon a voluntary termination of employment, the employees have agreed to be subject to one-year noncompetition and one-year nonsolicitation covenants.

2018 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

Potential Payments to the Named Executive Officers Upon Termination or Change of Control

The following table provides a summary of the potential payments to each of the Named Executive Officers in connection with certain termination events, including a termination related to a change of control of our company.

Named Executive Officer	Voluntary Termination (No Good Reason/ No Change of Control) or Involuntary For Cause Termination	Good Reason/ Involuntary Not for Cause Termination	Change of Control Termination (Involuntary, Good Reason, Voluntary)	Death	Disability

S.P. Johnson IV(1)

Severance payments	$—	$2,331,600	$3,792,200	$—	$2,331,600

Cash SARs(2)	—	—	—	—	—

Restricted stock units(3)	—	3,766,326	3,766,326	3,766,326	3,766,326

Performance shares(4) (5) (6)	—	593,349	769,804	369,087	369,087

Life insurance benefits(7)	—	—	—	2,085,000	—

Benefits continuation	—	4,615	4,615	4,615	4,615

Total	$—	$6,695,890	$8,332,945	$6,225,028	$6,471,628

Brad Fisher(1)

Severance payments	$—	$1,590,800	$2,177,650	$—	$1,590,800

Cash SARs(2)	—	—	—	—	—

Restricted stock units(3)	—	2,256,489	2,256,489	2,256,489	2,256,489

Performance shares(4) (5) (6)	—	365,586	475,459	233,186	233,186

Life insurance benefits(7)	—	—	—	1,421,500	—

Benefits continuation	—	4,615	4,615	4,615	4,615

Total	$—	$4,217,490	$4,914,213	$3,915,790	$4,085,090

David L. Pitts(1)

Severance payments	$—	$1,118,000	$1,324,400	$—	$1,118,000

Cash SARs(2)	—	—	—	—	—

Restricted stock units(3)	—	3,655,415	3,655,415	3,655,415	3,655,415

Performance shares(4) (5) (6)	—	214,295	276,406	126,776	126,776

Life insurance benefits(7)	—	—	—	1,274,000	—

Benefits continuation	—	3,742	3,742	3,742	3,742

Total	$—	$4,991,452	$5,259,963	$5,059,933	$4,903,933

Gerald A. Morton(1)

Severance payments	$—	$995,800	$1,179,640	$—	$995,800

Cash SARs(2)	—	—	—	—	—

Restricted stock units(3)	—	1,240,561	1,240,561	1,240,561	1,240,561

Performance shares(4) (5) (6)	—	201,622	262,787	129,232	129,232

Life insurance benefits(7)	—	—	—	1,290,000	—

Benefits continuation	—	4,615	4,615	4,615	4,615

Total	$—	$2,442,598	$2,687,603	$2,664,408	$2,370,208

Richard H. Smith(1)

Severance payments	$—	$899,600	$1,065,680	$—	$899,600

Cash SARs(2)	—	—	—	—	—

Restricted stock units(3)	—	847,092	847,092	847,092	847,092

Performance shares(4) (5) (6)	—	137,685	179,454	88,254	88,254

Life insurance benefits(7)	—	—	—	1,235,000	—

Benefits continuation	—	4,615	4,615	4,615	4,615

Total	$—	$1,888,992	$2,096,841	$2,174,961	$1,839,561

50	CARRIZO OIL & GAS

EXECUTIVE COMPENSATION

(1)	Information in this table assumes a termination date of December 31, 2017 and a price per share of our Common Stock of $21.28, the closing market price per share on December 31, 2017.
(2)

Represents the value of accelerated vesting of Cash SARs that were unvested at December 31, 2017. As the exercise price was below the closing market price per share of our Common Stock on December 31, 2017, the value is zero.

(3)	Represents the value of accelerated vesting of shares of RSUs that were unvested at December 31, 2017 based on the closing market price per share of our Common Stock on December 31, 2017.
(4)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2017 for Good Reason/Involuntary Not for Cause termination based on the number of shares of Common Stock granted upon vesting based upon the actual performance of the Company’s TSR relative to our 2015 Stock Performance Peer Group, 2016 Stock Performance Peer Group and 2017 Stock Performance Peer Group and the closing market price per share of our Common Stock on December 31, 2017.

(5)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2017 for Change of Control termination. If a change of control occurs in the first half of the performance period, then the named executive officer will receive a payment for the number of shares of Common Stock granted based upon 100% of the target award and the closing market price per share of our Common Stock on the termination date. If a change of control occurs in the second half of the performance period, then the named executive officer will receive a payment for the number of shares of Common Stock granted based upon the greater of 100% of the target award or the percentage of shares to be awarded based upon the Company’s TSR relative to the peer group (as defined in the award agreement) as of the termination date. Therefore, the value of the accelerated vesting of performance shares due to a change of control termination is based on 100% of the target award for the 2015, 2016 and 2017 performance shares and the closing market price per share of our Common Stock on December 31, 2017.

(6)

Represents the value of accelerated vesting of performance shares that were unvested at December 31, 2017 for Death or Disability termination based on the number of shares of Common Stock granted upon vesting based upon the actual performance of the Company’s TSR relative to our 2015 Stock Performance Peer Group, 2016 Stock Performance Peer Group and 2017 Stock Performance Peer Group as of the date of termination and the closing market price per share of our Common Stock on December 31, 2017, prorated for the number of completed months in the performance period.

(7)	Represents the death benefit of company provided supplemental life insurance and group term life insurance.

2018 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

Information concerning our 2017 Incentive Plan and Prior Incentive Plan at December 31, 2017 is as follows:

Plan Category	Number of Securities to be Issued Upon Vesting of Options and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)

Equity compensation plans approved by security holders	1,627,610	N/A	1,750,908

Equity compensation plans not approved by security holders	—	—	—

Total	1,627,610	N/A	1,750,908

Information concerning our equity compensation plans at March 31, 2018 is as follows:

Plan Category	Number of Securities to be Issued Upon Vesting of Options and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)

Equity compensation plans approved by security holders	2,445,014	N/A	313,284

Equity compensation plans not approved by security holders	—	—	—

Total	2,445,014	N/A	313,284

(1)

Amount includes number of shares issuable upon vesting of restricted stock awards, RSUs and performance shares granted under the Prior Incentive Plan and 2017 Incentive Plan. Amount does not include awards of Cash SARs granted under the Cash SAR Plan and SARs to be settled in cash granted under the 2017 Incentive Plan.

(2)	The weighted-average exercise price is not applicable because the shares issuable upon vesting of restricted stock awards, RSUs and performance shares have no exercise price.
(3)	The number of securities remaining available for future issuance under our equity compensation plans assumes all future grants will be full value stock awards.

52	CARRIZO OIL & GAS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Board of Directors recognizes the interest the Company’s shareholders have in the compensation of our named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this proposal, commonly known as a “say on pay” proposal, provides our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and objectives and the compensation tables. This advisory vote is intended to give our shareholders an opportunity to provide an overall assessment of the compensation of the named executive officers rather than focus on any specific item of compensation.

We encourage you to review the discussions and information presented in “Executive Compensation,” including the “Compensation Discussion and Analysis” and the compensation tables and associated narrative disclosure, in considering how to cast your vote. As described in the “Compensation Discussion and Analysis” included in this proxy statement, the objectives of our executive compensation program are: (i) to provide competitive total compensation opportunities that allow us to attract, retain, reward and motivate talented management; (ii) to support a performance-based culture; (iii) to align our executives’ interests with those of our shareholders and (iv) to encourage appropriate risk management.

As an advisory vote, the shareholders’ vote on this proposal is not binding on our Board or the Company. However, we expect that the Compensation Committee will give consideration to the voting results on this proposal when making future decisions regarding compensation of the named executive officers.

At the 2017 Annual Meeting of Shareholders, our shareholders approved on a non-binding shareholder advisory vote on the frequency to hold annual advisory votes to approve our executive compensation. In consideration of the results of this advisory vote, the Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies its policy on the frequency of holding such advisory votes, the next advisory vote following the vote on this Proposal No. 2 will occur in 2019.

Management will present the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2018 Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.”

Board Recommendation

The Board of Directors recommends that shareholders approve, on an advisory basis, the compensation of the named executive officers by voting “FOR” Proposal No. 2.

2018 PROXY STATEMENT	53

PROPOSAL 3. THE NASDAQ MARKETPLACE RULE PROPOSAL

This proposal is referred to in this proxy statement as the “NASDAQ Marketplace Rule Proposal.” The shareholders of the Company are being asked to approve, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of Common Stock that may exceed 20% of the number of shares of Common Stock outstanding on June 28, 2017, (i) either as dividends on, or upon redemption of, the Preferred Stock and (ii) upon the exercise of the Warrants issued in a private placement in August 2017.

Background

Private Placement and Preferred Stock Purchase Agreement

On June 28, 2017, the Company entered into a Preferred Stock Purchase Agreement with certain funds managed or sub-advised by GSO Capital Partners LP and its affiliates (the “GSO Funds”) to issue and sell in a private placement (i) $250.0 million initial liquidation preference (250,000 shares) of Preferred Stock and (ii) Warrants for 2,750,000 shares of the Company’s Common Stock, with a term of ten years and an exercise price of $16.08 per share, exercisable only on a net share settlement basis, for a cash purchase price equal to $970.00 per share of Preferred Stock. The closing of the private placement occurred on August 10, 2017.

Proceeds from the private placement were used to pay a portion of the $679.8 million aggregate cash consideration for 16,508 net acres located in the Delaware Basin in Reeves and Ward Counties, Texas purchased from ExL Petroleum Management, LLC and ExL

Petroleum Operating Inc. (the “ExL Acquisition”). The Company also agreed to make a contingent payment to the sellers of $50.0 million per year if crude oil prices exceed specified thresholds for each of the years of 2018 through 2021 with a cap of $125.0 million. The Company funded the remaining portion of the ExL Acquisition through a public offering of 15.6 million shares of Common Stock for net proceeds of $222.4 million, and a public offering of $250.0 million aggregate principal amount of 8.25% Senior Notes due 2025 for net proceeds of $245.4 million, both of which public offerings were completed during the third quarter of 2017.

On January 24, 2018, the Company redeemed 50,000 shares of Preferred Stock, representing 20% of the then issued and outstanding Preferred Stock. Following such redemption, there remains 200,000 shares of Preferred Stock outstanding.

Warrants and Warrant Agreement

Pursuant to the Preferred Stock Purchase Agreement, on August 10, 2017, in connection with the Closing, the Company entered into a Warrant Agreement with Wells Fargo Bank, N.A., as warrant agent, to, among other things, authorize and establish the terms of the Warrants to purchase 2,750,000 shares of Common Stock at an exercise price per share of $16.08, subject to certain adjustments. The Warrants are exercisable for a ten-year period and may only be exercised on a net share settlement basis.

The exercise price and the number of shares of Common Stock for which a Warrant is exercisable are subject to adjustment from time to time upon the occurrence of certain events including: (i) payment of a dividend or distribution to holders of shares of Common Stock payable in Common Stock, (ii) the distribution of any rights, options or warrants to all holders of Common Stock entitling them for a period of not more than 60 days to purchase shares of Common Stock at a price per share less than the fair market value per share, (iii) a subdivision, combination, or reclassification of Common Stock, (iv) a distribution to all holders of Common Stock of cash, any shares of the Company’s capital stock (other than Common

54	CARRIZO OIL & GAS

Stock), evidences of indebtedness or other assets of the Company, and (v) any dividend of shares of a subsidiary of the Company in a spin-off transaction. Except as otherwise provided in the Warrant Agreement, the holders of the Warrants do not have the rights or privileges of holders of the Common Stock, including any voting rights, until they exercise the Warrants.

Description of Preferred Stock

Statement of Resolutions Establishing Series of 8.875% Redeemable Preferred Stock

In connection with the issuance of the Preferred Stock, on August 10, 2017 (the “Preferred Stock Closing Date”), the Company filed with the Texas Secretary of State a Statement of Resolutions Establishing Series of 8.875% Redeemable Preferred Stock (the “Statement of Resolutions”), creating and providing for the establishment and issuance of a series of shares of Preferred Stock. The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.

Dividends and Maturity

The Preferred Stock initially has a liquidation preference of $1,000 (the “liquidation preference”). The holders of the Preferred Stock (the “Holders”) are entitled to receive in cash quarterly cumulative dividends at an annual rate of 8.875% of the liquidation preference per share (equal to $88.75 per share annualized). The Company may, however, at its election, pay all or a portion of the Preferred Stock dividends by delivering a number of shares of Common Stock equal to the dividend amount divided by 97% of the trailing five-trading-day volume weighted average price (“VWAP”) per Common Stock share as follows: (i) with respect to any dividend declared in respect of a quarter ending on December 15, 2017 and on or prior to September 15, 2018, up to 100% of the dividend; (ii) with respect to any dividend declared in respect of a quarter ending on December 15, 2018 and on or prior to September 15, 2019, up to 75% of the dividend; or (iii) with respect to any dividend declared in respect of a quarter ending on December 15, 2019 and on or prior to

September 15, 2020, up to 50% of the dividend. If the Company fails to satisfy the Preferred Stock dividend on the applicable dividend payment date, then the unpaid dividend will be added to the liquidation preference until paid. If the Company fails to pay the quarterly dividend on the applicable dividend payment date and such failure continues for three months past the applicable payment date, then the Holders will be entitled to additional rights, as described below.

The Preferred Stock has no stated maturity and will remain outstanding indefinitely unless repurchased or redeemed by the Company.

Optional Redemption

As described above, the Company exercised its right to redeem up to 50,000 shares of Preferred Stock at a redemption price equal to the liquidation preference, which included accrued and unpaid dividends.

At any time, the Company may redeem all or part of the Preferred Stock at a price per share equal to the Secondary Company Redemption Price. The “Secondary Company Redemption Price” will be an amount per share equal to (x) if on or prior to the third anniversary of the Preferred Stock Closing Date, the present value on the redemption date of all quarterly dividends (except for currently accrued and unpaid dividends) that would be payable on such Preferred Stock from the redemption date through the third anniversary of the Preferred Stock Closing Date (assuming all such quarterly dividends are cash dividends and computed using a discount rate equal to the applicable treasury rate plus 50 basis points, discounted to the redemption date) plus the aggregate Secondary Company Redemption Price that would have been payable to the Holders had the redemption date occurred after

2018 PROXY STATEMENT	55

the third anniversary of the Preferred Stock Closing Date but on or prior to the fourth anniversary of the Preferred Stock Closing Date, or (y) for all other periods, (i) $1,000 multiplied by the applicable premium set forth below (expressed as percentages) plus (ii) any accrued but unpaid dividends on such share.

Period	Percentage

After August 10, 2020 but on or prior to August 10, 2021	104.4375%
After August 10, 2021 but on or prior to August 10, 2022	102.21875%
After August 10, 2022	100%

Mandatory Redemption

On or after the seventh anniversary of the Preferred Stock Closing Date, or at any time if the Company fails to pay a quarterly dividend and such failure is not cured within three months of such failure, a designated representative of the Preferred Stock (the “Holder Representative”), on behalf of the Holders, may elect to have the Company redeem all or a portion of the Preferred Stock at the Secondary Company Redemption Price then in effect. The Company may elect to satisfy any such redemption elected by the Holders by delivering cash, shares of Common Stock or a combination thereof. The number of shares of Common Stock to be delivered in the redemption, if applicable, will be determined using a price per share equal to 90% of the trailing 10-trading-day VWAP per Common Stock share. In the event the Company elects to settle the redemption called by the Holder Representative in Common Stock, the Holder Representative, in its sole discretion on behalf of the Holders, may elect to revoke its redemption notice or reduce the number of shares to be redeemed.

Change of Control

Upon a change of control (as defined in the Statement of Resolutions), the Company may elect to redeem the Preferred Stock at a price per share of Preferred Stock equal to the Secondary Company Redemption Price then in effect. If a change of control occurs, and the Company does not elect to so redeem the Preferred Stock or provide for the Holders to receive the Secondary Company Redemption Price, and the Holders of a majority of the then-outstanding Preferred Stock do not agree with the Company to an alternative treatment, then the Holders of a majority of the then-outstanding Preferred Stock may elect on behalf of all the Holders to either (i) cause the Company to redeem all, but not less than all, of the outstanding Preferred Stock for cash in an amount per share equal to $1,010 plus any accrued but unpaid dividends or (ii) continue to hold the Preferred Stock, which may be in the form of a substantially equivalent security in the surviving or successor entity. In the event of a change of control in which the Company does not survive and there is no substantially equivalent security available or the change of control is primary for cash equivalents, unless the Company elects to redeem the Preferred Stock in accordance with the first sentence of this paragraph or the Company and the Holders of a majority of the then-outstanding Preferred Stock agree to an alternative treatment of the Preferred Stock, the Company will be required to redeem all, but not less than all, of the outstanding Preferred Stock for (or otherwise provide for the Holders of the Preferred Stock to receive) a price per share of Preferred Stock equal to the Secondary Company Redemption Price. However, any such redemption in cash will be tolled until a date that will not result in the Preferred Stock being characterized as “disqualified stock” or a similar concept under the Company’s debt instruments.

Certain Covenants; Voting Rights

So long as the GSO Funds and their affiliates beneficially own more than 50% of the outstanding Preferred Stock, the consent of the Holder Representative will be necessary for

56	CARRIZO OIL & GAS

effecting: (i) the issuance of stock senior to or on parity with the Preferred Stock, (ii) the incurrence of indebtedness that would cause us to exceed a specified leverage ratio, (iii) any amendment, modification, alteration or supplement the Company’s articles of incorporation or the Statement of Resolutions in a manner that would adversely affect the rights, preferences or privileges of the Preferred Stock, (iv) any entry into or amendment of certain debt agreements that would be more restrictive on the payment of dividends on, or redemption of, the Preferred Stock than those existing on the Preferred Stock Closing Date and (v) any Prohibited Distributions that would cause the Company to exceed a specified leverage ratio.

Holders of Preferred Stock have voting rights with respect to potential amendments to the Company’s articles of incorporation or the Statement of Resolutions that adversely affect the rights, preferences or privileges of the Preferred Stock and in certain other circumstances or as required by law.

Additional Holder Rights

The Statement of Resolutions provides that if any of the following occur:

•	failure by the Company to redeem the Preferred Stock if the Holder Representative elects to redeem the Preferred Stock at any time after the seventh anniversary of the Preferred Stock Closing Date;

•	failure by the Company to pay a quarterly dividend when due and such failure continues for three months past the applicable due date; or

failure to redeem the Preferred Stock if required to do so in connection with a change of control then the Holders will be entitled to the following additional rights:

•

The dividend rate will be increased to 12.0% per annum until the seventh anniversary of the Preferred Stock Closing Date. Thereafter, the dividend rate will equal the greater of (a) the one-month LIBOR rate plus 10.0% and (b) 12.0%. Additionally, the Holder Representative may require any subsequent quarterly dividend be paid in Common Stock at a price per share of 95% of the trailing five-trading-day VWAP per Common Stock share;

•	The Holder Representative, acting on behalf of the Holders of a majority of the outstanding shares of

•	Preferred Stock, will have the exclusive right to appoint and elect up to two directors to the Board; and

•

Approval of the Holder Representative will be required prior to incurring indebtedness subject to a leverage ratio, declaring or paying Prohibited Distributions or issuing equity of the Company’s subsidiaries to third parties.

Limitation of Common Stock Issued

The Statement of Resolutions provides that (i) the number of shares of Common Stock that may be issued thereunder, when combined with the number of shares of Common Stock into which each Warrant is settled pursuant to the Warrant Agreement, may not exceed the maximum number of shares of Common Stock that the Company may issue without shareholder approval under applicable law, including NASDAQ Rule 5635 and (ii) the Company will not issue any shares of Common Stock under the Statement of Resolutions, unless at the time of such issuance, either the maximum number of shares of Common Stock then issuable under the Warrants may be issued under such rules without any shareholder approval or the requisite shareholder approval has been obtained.

Necessity of Shareholder Approval

As a result of being listed for trading on the NASDAQ Global Market, issuances of the Company’s Common Stock are subject to the

NASDAQ Stock Market Rules, including NASDAQ Marketplace Rule 5635(d).

2018 PROXY STATEMENT	57

NASDAQ Marketplace Rule 5635(d) requires shareholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock, with market value determined by reference to the closing price immediately before the issuer enters into a binding agreement for the issuance of such securities. The issuance of shares of Common Stock (i) either as dividends on, or upon redemption of, the Preferred Stock and (ii) upon the exercise of the Warrants (together, the “Common Stock Issuances”) could in some circumstances be deemed to involve the issuance of more than 20% of the Company’s outstanding Common Stock. The price at which the shares of Common Stock may be issued in respect of the Preferred Stock will not be determined until a future time and it is possible that such issuances could be deemed to be at a price that is less than $16.08, which is the greater of the book or market value (as determined under applicable NASDAQ rules) of the Company’s Common Stock immediately before the Company entered into the binding agreement for the issuance of the Preferred Stock and the Warrants on June 28, 2017.

Accordingly, we are requesting in this proposal that our shareholders approve, in accordance with NASDAQ Marketplace Rule 5635(d), the Common Stock Issuances. Although the GSO Funds have agreed that no shares of Common Stock issued in a Common Stock Issuance may be voted in favor of this proposal, no such shares have been issued as of the date of this proxy statement.

Registration Rights Agreement

Pursuant to the Preferred Stock Purchase Agreement, on August 10, 2017, the Company entered into a registration rights agreement with the GSO Funds (the “Registration Rights Agreement”). The Registration Rights Agreement grants the GSO Funds certain registration rights for the Preferred Stock and shares of Common Stock issued to the GSO Funds by the Company, including shares issuable upon the exercise of the Warrants and shares issued to pay dividends on or redeem the Preferred Stock. During the fourth quarter of 2017, the Company filed a registration statement with the SEC to register the resale of such securities.

The Company may generally be required to effect registrations for up to three underwritten offerings; depending upon the amount of registrable securities, then held by the GSO Funds. The Company has generally agreed to pay the related registration expenses and has also agreed to indemnify the GSO Funds for certain liabilities arising from such registrations.

Standstill and Voting Agreement

In addition, pursuant to the Preferred Stock Purchase Agreement, on August 10, 2017, the Company and the GSO Funds entered into a Standstill and Voting Agreement (the “Standstill and Voting Agreement”). The GSO Funds agreed that, without the prior consent of the Company, the GSO Funds and their controlled affiliates will not, among other things, refrain from taking specified actions with respect to the Company (including its board, control and governance) and its securities.

The GSO Funds also agreed to vote their equity interests in the Company in certain circumstances as either (i) recommended by the Board to the holders of voting securities (as defined in the Standstill and Voting Agreement) of the Company or (ii) consistent with, and in proportion to, the votes of the other shareholders of the Company.

58	CARRIZO OIL & GAS

Additional Information

For more information regarding the Preferred Stock and the terms thereof (including a copy of the Statement of Resolutions), the Warrants, the Registration Rights Agreement, the

Standstill and Voting Agreement, please see the Current Report on Form 8-K filed by the Company on August, 10, 2017.

Potential Dilutive Effect to Existing Shareholders

If this proposal is approved, the percentage ownership of the Company held by current shareholders who did not acquire Preferred Stock or Warrants could decline as a result of the Common Stock Issuances. This also means that current shareholders who did not acquire Preferred Stock or Warrants would therefore have less ability to influence significant corporate decisions requiring shareholder approval. Common Stock Issuances could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

Because the timing and price may vary at which shares of Common Stock may be deemed to be issued in respect of the Preferred Stock (including issuance of Common Stock at a time when the deemed per share amount in respect of which such issuances are made is less than $16.08 per share and because of potential adjustments to the number of shares issuable in a Common Stock Issuance, the exact magnitude of the dilutive effect of the Preferred Stock and Warrants cannot be conclusively determined. However, the dilutive effect may be material to current shareholders of the Company.

Effect on Current Shareholders if this Proposal is Not Approved

If our shareholders do not approve this proposal, then the aggregate number of shares of Common Stock issuable in a Common Stock Issuance will be limited to approximately 13,161,412 shares (i.e., less than 20% of the 65,807,064 shares of Common Stock outstanding on June 28, 2017, which will limit our ability to use shares of Common Stock as payment for dividends and for redemption of the Preferred Stock, which would, in turn, require us to satisfy such obligations with cash. Absent shareholder approval, we have agreed in the Statement of Resolutions and the Warrant Agreement to limit the number of shares of Common Stock as described above under “--Description of Preferred Stock--Limitation of Common Stock Issued.”

We agreed with the GSO Funds to seek shareholder approval of this proposal and are also required to seek shareholder approval of the same proposal, at the Company’s expense,

at the next two annual meetings (until obtained). We are not seeking shareholder approval to authorize the offering of the Preferred Shares or the Warrants, the entry into or the closing of the transactions, or the execution of the related transaction documents, as we have already entered into and closed the transactions and executed the related transaction documents, which are binding obligations on us. The failure of our shareholders to approve this proposal will not negate the existing terms of such transaction documents or any other documents relating to such transactions, although we are limited in our ability to issue shares of Common Stock as described under “--Description of Preferred Stock--Limitation of Common Stock Issued.” The Preferred Stock and Warrants issued at the closing of the offering will remain outstanding and the terms of the Preferred Stock and Warrants will remain binding obligations of the Company.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the approval of the NASDAQ Marketplace Rule Proposal.

2018 PROXY STATEMENT	59

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed, and recommends the approval of the appointment of, EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

On July 19, 2017, the Audit Committee dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The reports of KPMG on the Company’s financial statements as of and for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the 2016 report, which included an explanatory paragraph regarding a change in method of accounting for deferred income taxes as a result of the Company’s adoption of Financial Accounting Standards Board Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes, as described in Note 2 to the financial statements. During the Company’s two most recent fiscal years and through July 19, 2017, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On July 19, 2017, the Audit Committee engaged EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017, effective immediately. During the Company’s two most recent fiscal years and through July 19, 2017, neither the Company nor anyone acting on its behalf consulted EY regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to such item) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosure set forth in Item 4.01 of the Company’s Current Report on Form 8-K filed on July 24, 2017 and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements by the Company in such disclosure and, if not, stating the respects in which it does not agree. KPMG’s letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on July 24, 2017.

EY has served as the Company’s independent registered public accounting firm since July 19, 2017. KPMG served as the Company’s independent registered public accounting firm through July 19, 2017 and for the fiscal years ended December 31, 2016 and 2015.

Representatives of EY are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Representatives of KPMG are not expected to be present at the Annual Meeting.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of EY as the Company’s independent registered public accounting firm for 2018. Although the appointment of an independent

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

registered public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of EY, the Board of Directors may consider the appointment of another independent registered public accounting firm.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

2018 PROXY STATEMENT	61

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed to us by EY, the Company’s current independent registered public accounting firm, for professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s

Annual Report on Form 10-K for the year ended December 31, 2017, and the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017.

Description	2017

Audit Fees(1)	$978,880

Audit-Related Fees	—

Tax Fees(2)	38,500

All Other Fees(3)	97,141

Total	$1,114,521

(1)	Includes $19,463 of fees associated with services rendered in connection with securities offerings and related SEC filings during 2017.
(2)	The 2017 tax fees consist of tax consulting services provided in connection with the preparation and review of the Company’s Section 382 ownership change analysis.
(3)	Includes $95,048 of fees for acquisition due diligence services performed by EY’s advisory services group with the remaining fees for accounting research software licenses.

The following table sets forth the fees billed to us by KPMG, the Company’s independent registered public accounting firm until July 19, 2017, for professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and 2016, June 30, 2016 and September 30, 2016.

Description	2017	2016

Audit Fees(1)	$290,169	$966,649

Audit-Related Fees	—	—

Tax Fees(2)	9,050	39,760

All Other Fees(3)	1,927	1,927

Total	$301,146	$1,008,336

(1)	Includes $81,600 and $113,119 of fees associated with services rendered in connection with securities offerings and related SEC filings during 2017 and 2016, respectively.
(2)	The 2017 and 2016 tax fees consist of tax consulting services provided in connection with the preparation and review of the Company’s Section 382 ownership change analysis.
(3)	Consist of fees for licenses for accounting research software.

Audit Committee Preapproval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non- audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulation of the SEC) will be subject to pre-approval of the Audit Committee. The Audit Committee has delegated authority to pre-approve permitted services to certain members of management subject to the limitations set forth in the pre-approval policy. Such approval must be reported to the Audit Committee at the next scheduled meeting.

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is “independent,” as required by applicable standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by our Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.carrizo.com under “About Us-Governance.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In connection with fulfilling its responsibilities under the Audit Committee Charter, the Audit Committee met with management and EY, our independent registered public accounting firm, and discussed and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2017. The Audit Committee also discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees.

The Audit Committee reviewed and discussed with EY the auditor’s independence from the Company and its management. As part of that review, EY provided the Audit Committee the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements and internal control over financial reporting has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the independent registered public accounting firm is in fact “independent.”

The Audit Committee of the Board of Directors

F. Gardner Parker, Chairman

Thomas L. Carter, Jr.

Roger A. Ramsey

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OTHER ITEMS

Security Ownership of Management and Certain Beneficial Owners

The table below sets forth information as of March 23, 2018, unless otherwise indicated, concerning the number of shares of our Common Stock beneficially owned by (a) the only persons known by the Company, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to own beneficially in excess of 5% of our Common Stock, and (b) each director, the Chief Executive Officer, the Chief

Financial Officer and the other named executive officers whose names appear in the “Summary Compensation Table,” and by all executive officers and directors as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name. As of March 23, 2018, the Company had 82,056,255 shares of Common Stock issued, outstanding, and eligible to vote.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock (rounded)

Directors and Named Executive Officers:
S. P. Johnson IV	655,076	*
Brad Fisher	209,936	*
David L. Pitts	99,547	*
Gerald A. Morton	111,864	*
Richard H. Smith	81,621	*
Steven A. Webster(2)	3,072,710	3.7%
F. Gardner Parker(2)	73,462	*
Frances Aldrich Sevilla-Sacasa(3)	—	*
Thomas L. Carter, Jr.(2)	51,075	*
Robert F. Fulton(2)	18,500	*
Roger A. Ramsey(2)	41,650	*
Frank A. Wojtek(2)	30,008	*
Directors and Executive Officers as a Group (13 persons)(2)	4,465,408	5.4%
BlackRock, Inc.(4)	10,062,580	12.3%
The Vanguard Group(5)	7,378,632	9.0%
Frontier Capital Management Co., LLC(6)	7,040,815	8.6%
NWQ Investment Management Company, LLC(7)	5,953,077	7.3%
State Street Corporation(8)	4,161,287	5.1%

*	Less than 1%
(1)

Except as otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. None of the shares beneficially owned by the named executive officers or directors are pledged as security, except for 68,477 shares that Mr. Smith has pledged to an investment firm as security for a portfolio loan account, 42,228 shares that Mr. Parker has pledged as collateral for a line of credit, and 37,050 shares in a pledged account that Mr. Ramsey has at an investment firm as security for a portfolio loan account. The business address of each named executive officer and director is c/o Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, Texas 77002.

(2)

This table includes shares of Common Stock related to RSUs that vest on the earlier to occur of (i) the date of the Annual Meeting and (ii) June 30, 2018 as follows: Mr. Webster — 6,400, Mr. Parker — 5,450, Mr. Carter — 3,950, Mr. Fulton — 3,500, Mr. Ramsey — 4,600, and Mr. Wojtek — 2,800.

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(3)	Ms. Aldrich Sevilla-Sacasa was granted 1,250 RSUs on April 4, 2018 that vest on the earlier to occur of (i) the date of the Annual Meeting and (ii) June 30, 2018.
(4)

Based solely on a Schedule 13G/A filed with the SEC on January 19, 2018, BlackRock, Inc. reported sole voting power over 9,908,594 shares and sole dispositive power over 10,062,580 shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2018, The Vanguard Group reported sole voting power over 152,909 shares, shared voting power over 8,329 shares, sole dispositive power over 7,225,435 shares and shared dispositive power over 153,197 shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

Based solely on a Schedule 13G/A filed with the SEC on February 7, 2018, Frontier Capital Management Co., LLC reported sole voting power over 3,882,747 shares and sole dispositive power over 7,040,815 shares. The address of the principal business office of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 13, 2018, NWQ Investment Management Company, LLC reported sole voting and dispositive power over 5,953,077 shares. The address of the principal business office of NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

(8)

Based solely on a Schedule 13G filed with the SEC on February 14, 2018, State Street Corporation reported shared voting and dispositive power over 4,161,287 shares. The address of the principal business office of State Street Corporation is One Lincoln Street, Boston, Massachusetts 02111.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s named executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 2017, all reports required by Section 16(a) to be filed by its directors, named executive officers and greater than 10% beneficial owners of our Common Stock were filed on a timely basis.

Related Party Transactions

The Audit Committee Charter provides that the Audit Committee will review all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K for potential conflicts of interest. Transactions involving potential conflicts of interest may also be reviewed by special committee of the Company’s independent directors. In addition, our Code of Ethics and Business Conduct requires that directors and officers and other employees disclose possible conflicts of interest to their supervisor or other senior management personnel, if appropriate, so that necessary steps may be taken to eliminate the conflict or initiate other preventative or appropriate action.

Avista Marcellus Shale Joint Venture

Effective August 2008, our wholly-owned subsidiary, Carrizo (Marcellus) LLC, entered into a joint venture with ACP II Marcellus LLC (“ACP II”), an affiliate of Avista Capital Partners, LP, a private equity fund (Avista Capital Partners, LP, together with its affiliates, “Avista”). The Avista Marcellus joint venture continues and covers acreage primarily in West Virginia and New York. Pursuant to the terms of an amended participation agreement, the areas of mutual interest with Avista have been reduced to specified halos around existing Avista Marcellus joint venture properties.

We serve as operator of the properties covered by the Avista Marcellus joint venture. We conducted no material activity under the Avista Marcellus joint venture during 2017 nor at any time since 2014. The Company’s consolidated balance sheets to the financial statements

2018 PROXY STATEMENT	65

OTHER ITEMS

included in our Annual Report on Form 10-K for the year ended December 31, 2017 included a payable to ACP II of less than $0.1 million.

Avista Utica Joint Venture

Effective September 2011, our wholly-owned subsidiary, Carrizo (Utica) LLC, entered into a joint venture in the Utica Shale with ACP II, which is also our joint venture partner in the Avista Marcellus Shale joint venture described above, and ACP III Utica LLC (“ACP III”), affiliates of Avista. During the term of the Avista Utica joint venture, the joint venture partners acquired and sold acreage and we exercised options under the Avista Utica joint venture agreements to acquire acreage from Avista. The Avista Utica joint venture agreements were terminated on October 31, 2013 in connection with our purchase of certain ACP III assets.

After giving effect to this transaction, we and Avista remained working interest partners and we operated the jointly owned properties subject to standard joint operating agreements. The joint operating agreements with Avista provide for limited areas of mutual interest around our remaining jointly owned acreage. The Company sold its interest in such jointly owned properties effective April 1, 2017.

Our Relationship with Avista

Steven A. Webster, Chairman of our Board of Directors, serves as Co-Managing Partner and President of Avista Capital Holdings, LP, which entity has the ability to control Avista and its affiliates. As previously disclosed, we have been a party to prior arrangements with affiliates of Avista Capital Holdings LP. The terms of the joint ventures with Avista in the Utica Shale and the Marcellus Shale were approved by a special committee of the

Company’s independent directors. In determining whether to approve or disapprove a transaction, such special committee has generally in transactions since the beginning of the 2012 fiscal year, determined whether the transaction is desirable and in the best interest of the Company. The special committee has also applied standards under relevant debt agreements, if required.

Certain Matters Regarding Mr. Carter

Thomas L. Carter, Jr., a member of our board of directors, and his immediate family members collectively own interests directly and indirectly through entities (the “Black Stone Entities”), which are working interest or royalty owners in certain of the Company’s wells in the Eagle Ford. Mr. Carter also serves as an executive officer, general partner or controlling shareholder of the Black Stone Entities and, in some cases, he and his family hold substantial interests in these entities. In September 2017, the Company purchased 176 net acres from subsidiaries of BSM for approximately $3.4 million. Management believes this transaction was on an arm’s length basis and additionally received approval from the independent directors of the Board who determined that the transactions were desirable and in the best interest of the Company. As a working interest or royalty owner in certain of the Company’s wells in the Eagle Ford, we paid the Black Stone Entities approximately $2.6 million and $2.5 million in 2017 and 2016, respectively, in net working interest revenues and royalties attributable to wells owned by the Company. The terms and conditions of the lease agreements with the Black Stone Entities in which royalty payments are, or may become, due to the Black Stone Entities are generally consistent with the lease agreements that we have entered into with third parties.

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Shareholder Proposals for the Next Annual Meeting

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company’s proxy statement and form of proxy for the 2019 Annual Meeting of Shareholders must be received by the Company no later than December 24, 2018. However, if the date of the 2019 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2018 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder desires to bring a matter before an annual or special meeting of shareholders and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company’s bylaws. The Company’s bylaws provide generally that shareholders who wish to nominate directors or to bring business before a shareholders’ meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within ten days after public announcement pursuant to the Company’s bylaws of the meeting date, if the meeting date has not been publicly announced more than 90 days in advance). If the date of the 2019 Annual Meeting of Shareholders is the same as the date of the 2018 Annual Meeting of Shareholders, shareholders who wish to nominate directors or to bring business before the 2019 Annual Meeting of Shareholders must notify the Company no later than March 3, 2019.

A copy of the Company’s bylaws setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained by submitting a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 500 Dallas, Suite 2300, Houston, Texas 77002. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy materials.

Certain Information Regarding Preferred Stock and Warrants

The terms of the Preferred Stock provide that upon certain failures by the Company to redeem the Preferred Stock, or pay a quarterly dividend when due, then, among other things, a representative, acting on behalf of the holders of Preferred Stock, will have the exclusive right to appoint and elect up to two directors to the Board of Directors. The purchasers of the Preferred Stock and the Warrants have agreed to vote shares of

Common Stock issued in respect of such Preferred Stock and Warrants in certain circumstances as either (i) recommended by the Board to the holders of voting securities of the Company or (ii) consistent with, and in proportion to, the votes of the other shareholders of the Company. No such Common Stock has been issued as of the date of this proxy statement.

Proxy Solicitation and Expenses

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy materials will be borne by us. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional

2018 PROXY STATEMENT	67

OTHER ITEMS

compensation for those services. We have also retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to aid in the solicitation of proxies. We expect to pay Morrow Sodali LLC approximately $9,500, plus expenses. Arrangements also may be made with brokers, banks, fiduciaries, custodians, or other nominees for the forwarding of proxy materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of proxy materials.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

The SEC permits a single set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokers and other nominees have instituted householding.

As a result, if you hold your shares through a broker or other nominee and you reside at an address at which two or more shareholders reside, you will likely be receiving only one set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials unless any shareholder at that address has given the broker or other nominee contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate set of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials in the future, that shareholder should contact their broker or other nominee. Shareholders of record should send a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 500 Dallas, Suite 2300, Houston, Texas 77002, telephone number 713- 328-1000.

Forward Looking Statements

This proxy statement contains statements, including in “Compensation Discussion and Analysis” concerning our intentions, expectations, projections, assessments of risks, beliefs, plans or predictions and underlying assumptions and other statements that are not historical facts that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to, those relating to a worldwide economic downturn, availability of financing, our dependence on our exploratory drilling activities, the volatility of and changes in oil and gas prices, the need to replace reserves depleted by production, operating risks of oil and gas operations, our dependence on our key personnel, and other factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent annual report on Form 10-K and in other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward- looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

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